Filed pursuant to Rule 424(b)(5)

Registration No. 333-268873

Prospectus Supplement
(To Prospectus dated December 19, 2022)

1,000,000 Class A Ordinary Shares

APTORUM GROUP LIMITED

This is an offering of the securities of Aptorum Group Limited (the “Company”, “we”, “our”, “us”, “APM”), a Cayman Islands exempted company with limited liability.

We are offering 1,000,000 Class A Ordinary Shares of par value of $0.00001 each (the “Class A Ordinary Shares”), to certain institutional investors pursuant to a securities purchase agreement dated October 10, 2025 (the “Offering”). The purchase price of each Class A Ordinary Share is US$2.00.

In a concurrent private placement, we are also selling to the investor warrants to purchase an aggregate of up to 2,000,000 of our Class A Ordinary Shares. The warrants are exercisable immediately as of the date of issuance at an exercise price of $2.00 per Class A Ordinary Share and expire twenty-four months from the effective date of a registration statement registering for resale the shares of Class A Ordinary Shares underlying such warrants. The warrants and the Class A Ordinary Shares issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement is a part and the accompanying prospectus. The warrants and the Class A Ordinary Shares issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “APM.” The last reported sale price of the Class A Ordinary Shares on October 13, 2025 was US$1.58 per Class A Ordinary Share.

We have retained H.C. Wainwright & Co., LLC (the “Placement Agent” or “Wainwright”) as our placement agent to use its “reasonable best efforts” to solicit offers to purchase our shares in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.

We will pay all of the expense’s incident to the registration, offering and sale of the Shares under this prospectus supplement and the accompanying base prospectus.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of October 10, 2025, was approximately US$15.28 million, which was calculated based on 3,595,470 Class A Ordinary Shares and Class B Ordinary Shares held by non-affiliates as of October 10, 2025, and a per share price of US$4.25, which was the closing price of our Class A Ordinary Shares on Nasdaq on August 21, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $3,070,000 worth of securities in a public primary offering pursuant to General Instruction I.B.5 of Form F-3.

Investors are cautioned that you are not buying shares of a Cayman Islands, Hong Kong, or Nevada-based operating companies but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in the Cayman Islands, Hong Kong, and Nevada, and that this structure involves unique risks to investors.

This is an offering of the Class A ordinary shares of the Cayman Islands holding company. We conduct our business through the subsidiaries in Cayman Islands, Hong Kong, and Nevada. You will not and may never have direct ownership in the operating entities based in Cayman Islands, Hong Kong, and Nevada.

Throughout this prospectus, unless the context indicates otherwise, references to “us,” “our,” “Aptorum,” “we,” the “Company,” the “group” and similar designations refer to Aptorum Group Limited, a Cayman Islands exempted company with limited liability. References to “Subsidiaries,” or “Operating Subsidiaries” refer to the Aptorum’s subsidiaries established under the laws of the Cayman Islands, Hong Kong, and Nevada. References to “Group” are to Aptorum and its consolidated subsidiaries collectively.

Investing in these securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 34 of this prospectus supplement.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share		Total
Offering price	US$	2.00	US$	2,000,000
Placement Agent’s Fees (1)	US$	0.14	US$	140,000
Proceeds to us (before expenses)	US$	1.86	US$	1,860,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We will also pay the Placement Agent in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $5,000 for non-accountable expenses, $50,000 for expenses of legal counsel and other out-of-pocket expenses and $10,000 for clearing fees. In addition, we have agreed to issue the Placement Agent warrants (the “Placement Agent Warrants”) to purchase Class A Ordinary Shares equal to 6.0% of the aggregate number of the Class A Ordinary Shares sold in this offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 14, 2025, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 10, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. Neither we nor the Sales Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 19, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-268873) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on January 19, 2023. Under this shelf registration process, we may, from time to time, sell up to $125 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. We are selling $2,000,000 worth of Class A Ordinary Shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this ordinary shares offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “APM,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Aptorum Group Limited, a Cayman Islands company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Merger with DiamiR Biosciences Corp.

The Company and DiamiR Biosciences Corp., a Delaware corporation (“DiamiR”), entered into an Agreement and Plan of Merger on July 14, 2025, (the “Merger Agreement”), pursuant to which, among other matters, we will form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”), which will merge with and into DiamR, with DiamiR surviving as a wholly owned subsidiary of the Company, and the surviving corporation of the merger with the Merger Sub (the “Merger”). The Company following the Merger is referred to herein as the “Combined Company.” In addition to the requirement of obtaining Aptorum shareholder approval, the closing of the Merger is subject to the satisfaction or waiver of each of the other closing conditions set forth in the Merger Agreement and therefore, it is possible that the Merger may not occur.

Concurrently with the execution of the Merger Agreement, DiamiR and Aptorum Therapeutics Limited, a wholly owned subsidiary of the Company (“Aptorum Therapeutics”), entered into a management services agreement, pursuant to which, Aptorum Therapeutics shall pay a monthly service fee and reimburse expenses to DiamiR in exchange for the officers and employees of DiamiR providing services to Aptorum Therapeutics to develop a diagnostic test for early detection and monitoring of progression of glioblastoma until the earlier of the closing of the Merger or December 31, 2025. In addition, concurrently with the execution of the Merger Agreement, DiamiR, DiamiR LLC, a wholly owned subsidiary of DiamiR, the Company, and Aptorum Therapeutics entered into an intellectual property license agreement (“Licensing Agreement”), pursuant to which DiamiR and DiamiR LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or December 31, 2025.

Immediately prior to the closing of the Merger, we will transfer by way of continuation to and domesticate as a Delaware corporation (the “Domestication”; the Company immediately following the Domestication and prior to the closing of Merger, “Aptorum Delaware”). In connection with the Domestication, each of our then issued and outstanding Class A Ordinary Shares will convert automatically, on a one-for-one basis, into a share of common stock of Aptorum Delaware, and each of our then issued and outstanding Class B ordinary shares will convert automatically into a share of common stock of Aptorum Delaware and a share of non-voting and non-convertible Series A preferred stock of Aptorum Delaware.

At the effective time of the Merger (the “Effective Time”), each then-outstanding share of DiamiR’s common stock, other than dissenting shares, will be converted into a number of shares of Aptorum Delaware common stock equal to the Conversion Ratio described in more detail in the section titled “The Merger Agreement-Conversion Ratio” (the “Conversion Ratio”). Immediately following the closing of the Merger, stockholders of DiamiR and our existing shareholders will own approximately 70% and 30%, respectively, of the outstanding shares of the Combined Company.

DiamiR was incorporated in Delaware on June 16, 2014, and primarily operates through its wholly owned subsidiary, DiamiR, LLC, which was incorporated as a limited liability company in Delaware on September 17, 2009. DiamiR is a molecular diagnostics company focused on developing and commercializing minimally invasive tests for early detection and monitoring of neurodegenerative diseases, such as mild cognitive impairment and Alzheimer’s disease, rare neurodevelopmental diseases, such as Rett syndrome, other brain health disorders, and cancer. The proprietary platform technology developed at DiamiR and protected by over 50 issued patents is based on quantitative analysis of organ-enriched microRNAs detectable in blood plasma. In addition to blood-based microRNA panels, as part of its biopharma services DiamiR‘s CLIA/CAP-certified laboratory offers protein and genetic biomarker analyses for screening, patient stratification, disease and treatment monitoring.

Our Business

We are a clinical stage biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutic assets to treat diseases with unmet medical needs, particularly in oncology (including orphan oncology indications) and infectious diseases.

The Company now focuses all of its efforts on R&D and therefore no longer performs any therapeutic services. While the Company may commence therapeutic services in the future, as of December 31, 2024, and the date hereof, it only operates in one segment.

Our goal is to develop a broad range of novel and repurposed therapeutics and diagnostics technology across a wide range of disease/therapeutic areas. Key components of our strategy for achieving this goal include: (for details of our strategy, See “Business Overview — Our Strategy”)

●	Developing therapeutic and diagnostic innovations across a wide range of disease/therapeutic areas;

●	Selectively expanding our portfolio with potential products that may be able to attain orphan drug designation and/or satisfy current unmet medical needs;

●	Collaborating with leading academic institutions and CROs;

●	Expanding our in-house pharmaceutical development center;

●	Leveraging our management’s expertise, experience and commercial networks;

●	Obtaining and leveraging government grants to fund project development.

We have devoted a substantial portion of the proceeds from our offerings to our Lead Projects. Our Lead Projects are ALS-4 and SACT-1. In March 2023, we announced that we completed the Pre-IND discussions with the US FDA on ALS-4. In March 2023, we also announced the completion of the End of Phase 1 (EOP1) meeting of SACT-1 with the US FDA. The FDA generally agreed with the chemistry-manufacturing-control (CMC) strategy and our proposed clinical development plan for SACT-1 Phase 1/2 trials. The timing and scope of advancing both ALS-4 Phase 2 clinical trials and SACT-1 Phase 1/2 trials will be contingent upon securing appropriate collaborative partnerships and adequate funding resources. The Company is actively seeking strategic collaborators who can provide both financial support and clinical expertise to advance these promising therapeutic programs.

During the second quarter of 2023, the Company made a decision to streamline its operations by terminating clinic services and suspending non-lead R&D projects. This measure is aimed at optimizing the allocation of our resources and focusing our efforts on advancing our lead projects, which hold the most promise for commercial success and beneficial impact. This decision aligns with our commitment to enhance shareholder value and effectively drive our core objectives forward in the competitive landscape.

Prior to March 2017, the Company had pursued passive healthcare related investments in early-stage companies primarily in the United States. However, we have since ceased pursuing further passive investment operations and intend to exit all such portfolio investments over an appropriate timeframe to focus resources on our current business.

Lead Projects

We are operating and managing the development of our drug candidates through various subsidiaries. Each candidate is being researched in a subsidiary with a medical/scientific area of focus related to the drug candidate in development. We refer to these as our “Project Companies” and their products or areas of focus as our Lead Projects (i.e., ALS-4 and SACT-1). The selection of a drug candidate is based on our estimate of the market potential for that candidate, the scientific expertise required to develop it, and our overall corporate strategy, including our ability to commit personnel and future investment to that candidate.

To pursue a number of our current projects, our Project Companies have entered into standard license agreements with various universities and licensing entities customized to the nature of each project. These license agreements largely contain the same terms, as is typically seen in license agreements for an early-stage life science invention; such terms include a worldwide license with licensed field comprising indications in the intended treatment areas, having upfront payments, certain royalty rates, sublicensing royalties, as well as provisions for payments upon occurrence of development and/or regulatory milestones. Under the license agreements, the Project Company must also adhere to certain diligence obligations (which may include specific diligence) and the types of activities or achievements that will satisfy those diligence obligations. Additionally, our Project Company may or may not be required to obtain prior consent from the licensor to sublicense the invention. The license terms of our Lead Projects are discussed in detail below.

Generally speaking, pharmaceutical development consists of preclinical and clinical phases. The preclinical phase can further sub-divided into the following stages:

●	Target Identification & Selection: The target is the naturally existing cellular or modular structure that appears to have an important role in a particular disease pathway and will be targeted by the drug that will subsequently be developed. Target validation techniques for different disease areas can be very different but typically include from in vitro and in silico methods through to the use of whole animal models.

●	Lead Discovery: Following “Target Identification & Selection,” compound screening assays are developed as part of the Lead Discovery. ‘Lead’ molecules can mean slightly different things to different researchers or companies, but in this document, we refer to Lead Discovery as the process of identifying one or more small molecules with the desired activity against the identified targets. Leads can be identified through one or more approaches, which can depend on the target and what, if any, previous knowledge exists.

●	Lead Optimization: In this stage of the drug discovery process, the aim is to produce a preclinical drug candidate by maintaining the desired and favorable properties in the lead compounds, while repairing or reducing deficiencies in their structures. For example, to optimize the chemical structures to improve, among others, efficacy, reduce toxicity, improve metabolism, absorption, and pharmacokinetic properties.

●	CTA-Enabling Studies: Includes all the essential studies such as GLP toxicology studies, pharmacology and efficacy, pharmacokinetics, in vitro metabolism, CMC studies, and the data of which are used for CTA submission.

●	IND-Enabling Studies: Includes all the essential studies such as GLP toxicology studies, pharmacology and efficacy, pharmacokinetics, in vitro metabolism, CMC studies, and the data of which are used for IND submission.

●	In vitro validation: At this stage, the efficacy and safety of a drug candidate are assessed at cellular levels.

●	In vivo validation: At this stage, the efficacy, safety and pharmacokinetic of a drug candidate are assessed in animal models.

●	IND Preparation and Submission: Preparation of a package of documents for different sections such as CMC, clinical, nonclinical, etc. and getting them reviewed, approved and final checked and followed by submission to regulatory agencies.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1. Phase 1 includes the initial introduction of an investigational new drug into humans. These studies are closely monitored and may be conducted in patients but are usually conducted in healthy volunteer subjects. These studies are designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. During Phase 1, sufficient information about the drug’s pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase 2 studies. Phase 1 studies also evaluate drug metabolism, structure-activity relationships, and the mechanism of action in humans. These studies also determine which investigational drugs are used as research tools to explore biological phenomena or disease processes. The total number of subjects included in Phase 1 studies varies with the drug but is generally in the range of twenty to eighty.

●	Phase 2. Phase 2 includes the early controlled clinical studies conducted to obtain some preliminary data on the effectiveness of the drug for a particular indication or indications in patients with the disease or condition. This phase of testing also helps determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well-controlled, closely monitored, and conducted in a relatively small number of patients, usually involving several hundred people.

●	Phase 3. Phase 3 studies are expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase 2 and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug. Phase 3 studies are designed to provide an adequate basis for extrapolating the results to the general population and transmitting that information in the physician labeling. Phase 3 studies usually include several hundred to several thousand people. Even if we conclude that the product is safe, the applicable regulator, such as the FDA, may not accept our data; final safety and efficacy are determined by the FDA or an applicable foreign regulator as part of their approval process for the product.

Our non-therapeutics projects can be sub-divided into the following stages:

●	Development and Experimentation: Early development work for proof-of-concept.

●	Product Optimization: The practice of making changes or adjustments to a product to make it more desirable.

●	Clinical Validation: Confirming the performance of a technology using clinical/patient samples.

●	Pre-commercialization preparation: The logistics that need to be accomplished before commercialization.

●	Formulation: Preparation of a marketed dosage form from active ingredients and excipients/additives.

●	Commercialization: The process of introducing a new product or production method into commerce — making it available on the market.

ALS-4: Small molecule for the treatment of bacterial infections caused by Staphylococcus aureus including but not limited to Methicillin-resistant Staphylococcus aureus (“MRSA”)

Just as certain strains of viruses, such as human immunodeficiency virus (“HIV”) and influenza have developed resistance to drugs developed to treat them, certain bacteria such as Staphylococcus aureus, Mycobacterium tuberculosis and Pseudomonas aeruginosa have become “superbugs”, having developed resistance to many, if not all, of the existing drugs available to treat them, rendering those treatments ineffective in many instances. MRSA is one such bacterium, a gram-positive bacterium that is genetically different from other strains of Staphylococcus aureus. Staphylococcus aureus and MRSA can cause a variety of problems ranging from skin infections and sepsis to pneumonia and bloodstream infections. It is estimated that about one out of every three people (33%) carry Staphylococcus aureus in their nose, usually without any illness; about two in a hundred (2%) carry MRSA (source: https://www.cdc.gov/mrsa/tracking/index.html). Both adults and children may carry MRSA.

Most MRSA infections occur in people who have been in hospital or other health care settings, such as nursing homes and dialysis centers (source: https://www.mayoclinic.org/diseases-conditions/mrsa/symptoms-causes/syc-20375336), which is known as Healthcare-Associated MRSA (“HA-MRSA”). HA-MRSA infections are typically associated with invasive procedures or devices, such as surgeries, intravenous tubing, or artificial joints. Another type of MRSA infection, known as Community-Associated MRSA (“CA-MRSA”), has occurred in wider community among healthy people. It often begins as a painful skin boil and spreads by skin-to-skin contact. About 85% of serious, invasive MRSA infections are healthcare associated infections (https://www.cdc.gov/media/pressrel/2007/r071016.htm). The incidence of CA-MRSA varies according to population and geographic location. In the U.S., more than 94,000 people develop serious MRSA infection and about 19,000 patients die asva result each year (https://www.cdc.gov/media/pressrel/2007/r071016.htm). According to the US Centers for Disease Control and Prevention (“CDC”), Staphylococcus aureus, including MRSA, caused about 11% of healthcare-associated infections in 2011 (source: http://www.healthcommunities.com/mrsa-infection/incidence.shtml). Each year in the U.S., around one out of every twenty-five hospitalized patients contract at least one infection in the hospital (N Engl J Med. 2014, 27;370(13):1198-208). In the U.S., there were over 80,000 invasive MRSA infections and 11,285 related deaths in 2011 (source: https://edition.cnn.com/2013/06/28/us/mrsa-fast-facts/index.html). Indeed, severe MRSA infections most commonly occur during or soon after inpatient medical care. More than 290,000 hospitalized patients are infected with Staphylococcus aureus and of these staphylococcal infections, approximately 126,000 are related to MRSA (source: http://www.healthcommunities.com/mrsa-infection/incidence.shtml).

ALS-4 is a small drug molecule which appears to target the products produced by bacterial genes that facilitate the successful colonization and survival of the bacterium in the body or that cause damage to the body’s systems. These products of bacterial genes are referred to as “virulence expression.” Targeting bacterial virulence is an alternative approach to antimicrobial therapy that offers promising opportunities to overcome the emergence and increasing prevalence of antibiotic-resistant bacteria.

Professor Richard Kao from The University of Hong Kong (who is also the Founder and Principal Investigator of Acticule and Inventor of ALS-1, ALS-2, ALS-3 and ALS-4) initiated a high throughput approach for screening compounds which are active against virulence expression, which resulted in the discovery of ALS-1, ALS-2, ALS-3 and ALS-4.

ALS-4 targets an enzyme essential for Staphylococcus aureus (including MRSA) survival in vivo. This enzyme is involved in the production of Staphyloxanthin, a carotenoid pigment produced by Staphylococcus aureus including MRSA, and is responsible for the characteristic golden color. This pigment has proven to be an important factor in promoting bacterial invasion as well as rendering the bacteria resistant to attack from reactive oxygen species (ROS) and neutrophils. In other words, pigmented bacteria have increased resistance to the host’s immune defenses. ALS-4 may have particular value if it can be shown to be an effective therapy in situations where a Staphylococcus aureus infection is resistant to available antibiotics (i.e., where the pathogen is MRSA).

In a study by the inventor, Prof. Richard Kao, ALS-4 demonstrates potent activity against Staphylococcus aureus pigment formation in vitro, as indicated in Figure 1, with an IC50 (IC50 is defined as the concentration of a drug which inhibits half of the maximal response of a biochemical process. In this case, inhibition of the formation of the golden pigment is the response) equal to 20 nM.

Figure 1

Figure 1: In vitro pigment inhibition by compound ALS-4: Inhibition of staphyloxathin (the golden pigment in S. Aureus) in the presence of increasing concentrations of ALS-4

Efficacy of ALS-4 in a MRSA Wound Infection Mouse Model

A study conducted by a third-party contract research organization, assessed ALS-4’s effect in the healing of open wounds infected with MRSA in a mouse model. The study utilized 5 mice per treatment group to evaluate therapeutic efficacy. Compared with topical dosing of 2% Mupirocin and oral dosing of Linezolid at 100mg/kg twice a day, oral dosing of ALS-4 at 30mg/kg twice a day showed statistically significant improvement in wound healing. Specifically, at the end of the study on Day 7, ALS-4 exhibited 63.8% of wound closure compared with 48.4% for oral Linezolid and 43.2% for topical Mupirocin 2%. The results are further illustrated in the graph below. (Figure 2)

During the study period, body weight monitoring was conducted as a safety parameter. No significant adverse effects or safety concerns were observed in the ALS-4 treatment group. This study was designed as a proof-of-concept efficacy evaluation, with comprehensive toxicology assessments subsequently completed during the IND-enabling studies phase.

Figure 2

*	Unpaired student’s t-test, p<0.05

Figure 2: Result of study on ALS-4’s effect in the healing of open wounds infected with MRSA in a mouse model

Efficacy of ALS-4 in a Bacteraemia Mouse Model

In a further round of in vivo studies, conducted by a third-party contract research organization, in a non-lethal MRSA bacteraemia mouse model, the mice were orally administered with different doses of ALS-4 from 0.3 to 30mg/kg twice a day for 7 days, compared to those who received vancomycin only group (3mg/kg of vancomycin administered intravenously) and a no treatment control group.

At the conclusion of the study on Day 7, ALS-4 brought a statistically significant reduction in bacterial counts in major organs such as the kidneys, lungs, liver, and spleen compared with the no drug control and vancomycin only groups (unpaired student’s t-test, p<0.05). This is in addition to the previous in vivo results announced in February 2020.

Body weight monitoring and histopathological evaluation of major organs were conducted as preliminary safety indicators. According to the histopathology evaluation conducted by the contract research organization, no significant differences in severity of lesions in lungs were observed in ALS-4 and vancomycin groups compared to vehicle group (p > 0.05 by unpaired Student’s t-test). Similarly, there was no statistical difference in severity of lesions between test articles and non-infected groups or between test articles and vehicle groups (p > 0.05 by unpaired Student’s t-test) in kidney assessments. These studies were designed to establish proof-of-concept and generate efficacy data, with comprehensive toxicology assessments subsequently completed during the IND-enabling studies phase.

ALS-4 demonstrated on a statistically significant basis better survival rates (56% vs 0% control group) in the lethal MRSA bacteraemia rat model (Figure 3a) and higher reduction of bacterial load (by 99.5% against the control group) in the non-lethal MRSA bacteraemia rat model (Figure 3b).

Figure 3a

Figure 3a: Oral Formulation of ALS-4 in an MRSA Survival Study

Figure 3b

Figure 3b: Oral Formulation of ALS-4 in a Non-Lethal Bacteremia Model

CFU = Colony Forming Unit, a unit used to estimate the number of viable bacteria in a sample

A Clinical Trial Application (“CTA”) was submitted with the Public Health Agency of Canada (Health Canada) to conduct a Phase 1 clinical trial of ALS-4, an orally administered small molecule drug for the treatment of infections caused by Staphylococcus aureus including Methicillin-resistant Staphylococcus aureus (MRSA) in Q4 2020. ALS-4 received clearance from Health Canada regarding the CTA to initiate a Phase 1 clinical study in January 2021. In March 2021, we announced dosing the first human subject in its Phase 1 clinical trial evaluating ALS-4. In January 2022, we further announced the completion of our Phase I clinical trial for ALS-4. The first-in-human Phase 1 trial was a randomized, double-blinded, placebo-controlled, single, and multiple ascending dose study designed to evaluate safety, tolerability, and pharmacokinetics of orally administered ALS-4 in healthy male and female adult volunteers. The single-ascending dose studies (SAD) and multiple-ascending dose studies (MAD) have been completed for a total of 72 healthy subjects and no subjects were dropped from the studies. There were no serious adverse events observed and no relevant clinical changes in respect of vital signs. In March 2023, we announced the completion of the Pre-IND discussions with the US FDA. The Pre-IND discussions focused on overall development plan in preparation for the IND application of ALS-4 targeting Acute Bacterial Skin and Skin Structure Infections (ABSSSI) initially.

With the positive feedback on the overall development strategy from the US FDA, we are proceeding towards the IND submission of ALS-4 seeking to initiate a Phase 2 clinical study to assess the efficacy of ALS-4 in patients. The timing and scope of advancing ALS-4 Phase 2 clinical trials will be contingent upon securing appropriate collaborative partnerships and adequate funding resources. The Company is actively seeking strategic collaborators who can provide both financial support and clinical expertise to advance these Phase 2 clinical trials.

Patent License

On October 18, 2017, the Company’s subsidiary, Acticule, entered into an exclusive license agreement with Versitech Limited, the licensing entity of HKU, for ALS-4. Subsequently on June 7, 2018, the parties entered into a first amendment to the exclusive license agreement, and on July 10, 2019, the parties entered into a second amendment to the license agreement.

On January 11, 2019, Acticule and Versitech Limited entered into a second license agreement for ALS-4, where Acticule exclusively licensed the intellectual property rights on certain HKU-owned improvements to the original licensed invention.

Under the exclusive license agreements, we were granted an exclusive, royalty-bearing, sublicensable licenses to develop, make, have made, use, sell, offer for sale, and import products that are covered by the licensed patents (as described below). The territory of the licenses is worldwide, and the field of the licenses is for treatment or prevention of bacterial infections caused by Staphylococcus aureus including MRSA and bacterial virulence.

We paid an upfront fee upon entering into the license agreements. We are required to pay less than 10% of the net sales of the licensed products sold by us or our affiliates as royalties, as well as a low teens percentage of sublicense royalties that we receive from our sublicensees, if any. In addition, we agreed to pay to the licensor aggregate regulatory milestones of up to US$1 million subject to the following achievements: submission of investigational new drug application; completion of phase 1, 2 and 3 clinical trials; and submission of new drug application; grant of regulatory approval. We also agreed to pay to the licensor aggregate sales milestones of up to US$7.8 million subject to the following achievement: first commercial sale; and annual net sales exceeding US$100 million in one jurisdiction.

Pursuant to the license agreements, Acticule became the exclusive licensee of 2 pending U.S. non-provisional patent applications and 2 PCT applications (now expired). Prior to the expiration of the PCT applications, we filed national phase applications in member states of the EPO, in PRC and 12 other jurisdictions. The claimed inventions are described as: “Compounds Affecting Pigment Production and Methods for Treatment of Bacterial Diseases.”

Acticule has the right to grant sublicenses to third parties under the license agreements without prior approval from Versitech Limited and to assign the agreements to any successor to the business related to the licenses. In the event that Acticule makes an improvement to the licensed technologies, so long as the improvement does not incorporate any licensed patents, Acticule will be the owner to such improvement, subject to a non-exclusive royalty-free license being granted back to Versitech Limited for academic and research purposes only.

The exclusive license agreements shall be in effect until the expiration of all licensed patents (please refer to the patent expiration dates under “Intellectual Property”). Acticule may terminate the licenses at any time with 6-month written notice in advance. Either party may terminate the agreements upon a material breach by other party.

SACT-1: A Repurposed Drug for the Treatment of Neuroblastoma

Drug repurposing is a strategy for identifying new indications for approved or investigational drugs that are outside the scope of the original medical uses. It is often viewed as a lower-cost method for drug commercialization, as it is based on already-approved drugs (which has been proven to be safe for human use by the respective governing regulatory agency) and explores new target indications. (Ashburn, T. T. & Thor, K. B. Drug repositioning: identifying and developing new uses for existing drugs. Nat. Rev. Drug Discov. 3, 673 – 683, 2004).

One of the advantages of drug repurposing is a lower development risk due to safety and toxicity, as well as other properties related to water solubility, absorption, distribution and metabolism, as the safety and CMC profiles of marketed drugs are usually well-established. Due to the same reason, the development time is also shortened because there is no need to repeat the whole spectrum of the safety assessment. As a result, the drug repurposing approach appears to be attractive due to its superior risk management, smaller capital investment and quicker financial return. (Sudeep Pushpakom, et. al. Drug repurposing: progress, challenges and recommendations. Nat. Rev. Drug Discov. 18, 41-58, 2019)

The cost of bringing a repurposed drug is estimated to be around US$300 million, which is only one-tenth of the development cost for a new drug. (Nosengo, N. Can you teach old drugs new tricks? Nature. 534, 314-316, 2016).

In summary, drug repurposing may offer the following potential advantages:

●	Well-established safety profiles: The development risk for new indications can be substantially reduced by applying existing drugs that are approved or have been shown to be safe in large scale late-stage trials. While safety and efficacy determinations for any new indication are ultimately made by the FDA or alternative foreign regulators through their formal approval processes, existing safety data may provide a foundation for regulatory submissions. Since safety accounts for approximately 30% of drug failures in clinical trials, this represents a potential advantage for repositioned drugs. (The benefits of drug repositioning. (n.d.). Retrieved from https://www.ddw-online.com/the-benefits-of-drug-repositioning-1779-201104/)

●

Time-saving: As repositioned drugs can rely on existing data, including efficacy and toxicity studies, the process is usually faster than de novo development. Developing a new chemical entity (NCE) can take 10 to 17 years, depending on indications. (Roin, B. N. Solving the Problem of New Uses, 2013). For a drug repositioning company, the development process from compound identification to launch can be around 3 to 8 years. (Walker, N. (2017, December 07). Accelerating Drug Development Through Repurposing, Repositioning and Rescue. Retrieved from https://www.pharmoutsourcing.com/Featured-Articles/345076-Accelerating-Drug-Development-Through-Repurposing-Repositioning-and-Rescue/)

●	Cost-saving: Along with time-saving, money-saving is also a key benefit. The cost to relaunch a repositioned drug averages $8.4 million, whereas to relaunch a new formulation of an existing drug in its original indication costs an average $41.3 million. Given that the average cost of launching a new chemical entity (NCE) is more than $1.3 billion, successfully bringing a repositioned drug to market seems to cost approximately 160 times less than the current standard of NCE development. Even if this differential is off by a hundred times or more, from the purely financial perspective, repositioning is in a completely different league of investment needed to create a new drug product in the market. (https://www.ddw-online.com/the-benefits-of-drug-repositioning-1779-201104/)

●	Potential for out-licensing: Pharmaceutical companies are said to be exploring new models to out-license some of their clinical drug candidates that may have been shelved for pure business reasons unrelated to safety or efficacy, even though they have met their endpoints and have proven themselves to be safe. If such drugs were to be repositioned, the pharmaceutical company increases the attractiveness of these drugs and gives itself more options to find interested buyers. (https://www.ddw-online.com/the-benefits-of-drug-repositioning-1779-201104/)

●	Lower failure rate: According to BCC Research, approval rates for repurposed drugs are close to 30%, which is greater than the approval rate for new drug applications. (Front Oncol. 2017; 7: 273)

While drug repurposing presents potential advantages, several important limitations must be considered. There is no guarantee that existing clinical data will be sufficient for regulatory approval of new indications, and the FDA or alternative foreign regulators may require additional trials to demonstrate safety and efficacy for new uses to the satisfaction of regulatory authorities. Even if we conclude that new use is safe, the applicable regulator, such as the FDA, may not accept our data; final safety and efficacy are determined by the FDA or an applicable foreign regulator as part of their approval process for the product. In such cases, development timelines may be extended, and costs may increase beyond initial projections, potentially diminishing the anticipated advantages of the repositioning approach. Additionally, there is currently a lack of systematic methodology for identifying optimal repositioning opportunities. While drug repurposing potentially offers certain advantages, it still involves substantial development and regulatory risks, and the potential benefits described above may not be realized in practice.

SACT-1 is the first repurposed drug candidate to be developed under the Smart-ACT® drug discovery platform. SACT-1 is one of the Company’s proprietary technologies. The approved drug, rilpivirine, which we refer to as the “Reference Drug,” was developed for the treatment of HIV/AIDS (human immunodeficiency virus/acquired immunodeficiency syndrome). It works by inhibiting HIV reverse transcriptase, an enzyme that HIV uses to convert its RNA into DNA, which is essential for the virus to replicate and integrate into the host cell’s genome. By using the Smart-ACT® Drug discovery platform, we repurposed the Reference Drug to treat neuroblastoma. Neuroblastoma is a rare form of cancer, and classified as an orphan disease, that forms in certain types of nerve tissue and most frequently in the adrenal glands as well as spine, chest, abdomen, or neck, predominantly in children, especially for those aged 5 years and below. For the high-risk group, which is close to 20% (Annu Rev Med. 2015; 66: 49 – 63.) of total new patient population per year, the 5-year survival rate of this condition is around 40-50% as observed by the American Cancer Society (https://www.cancer.org/cancer/neuroblastoma/detection-diagnosis-staging/survival-rates.html). The current high drug treatment cost for high-risk patients can average USD200,000 per regimen (all 6cycles) (https://www.cadth.ca/sites/default/files/pcodr/Reviews2019/10154DinutuximabNeuroblastoma_fnEGR_NO REDACT-ABBREV_Post_26Mar2019_final.pdf). In addition, most pediatric patients often do not tolerate or survive the relevant chemotherapy stage which, subject to further clinical studies, may be positively addressed by the SACT-1 candidate due to the potential synergistic effects when applied with standard chemotherapy.

In our studies, SACT-1 has been shown to be effective against numerous neuroblastoma cell lines, of which 2 are MYCN-amplified cells, which represent the high-risk neuroblastoma patient group. In addition, by using a bliss score as a quantitative measure of the extent of drug interaction, Aptorum Group has seen a high and robust synergism between SACT-1 and traditional chemotherapy in vitro (Figure 4), indicating a potential efficacy enhancement/dose reduction of the chemotherapy.

Figure 4

Figure 4: synergism between SACT-1 and traditional chemotherapy in vitro

In addition, in our study, the maximum tolerable dose of SACT-1 in a rodent model was determined to be higher than 400mg/kg. Compared with the MTD of standard chemotherapy such as paclitaxel (20-30mg/kg) (Clin Cancer Res. 5(11):3632-8) and cisplatin (6mg/kg) (BMC Cancer 17: 684 (2017)). Based on our internal observations of pre-existing information from approved products, (subject to FDA’s approval and on a case-by-case basis, a 505(b)(2) Application can rely in part on existing information from approved products (such as the FDA’s previous findings on safety and efficacy) or products in literature (such as data available). However, typically speaking, the applicant is nonetheless required to carry out a Phase 1 bridging study to compare the Reference Drug and reference the established safety and efficacy information. At 150mg/day, the death rate was 0% in prior clinical studies of the Reference Drug with no dosage related adverse events (Table 1). In addition, the pharmacokinetic profile of the approved product (i.e., Reference Drug) has also been reported (Table 2).

Table 1: Safety Profiles of the Reference Drug in Human Clinical Trials

Table 2: The pharmacokinetic Profile of the Reference Drug in Humans

Positive data from our latest internal in vivo studies show significant activity against neuroblastoma tumor reduction when treated with the compound SACT-1 in combination with standard of care (SOC) chemotherapy. We have developed a pediatric formulation (SACT-1) to better address the needs of neuroblastoma patients who are exclusively children younger than 5. In the Phase 1 study where SACT-1 was compared to Reference drug in healthy volunteers, no serious adverse events (SAEs) were reported. All reported adverse events were Grade 1 (“mild”) with an outcome of “resolved”. No subjects were discontinued from the study due to adverse events. The safety data of the Reference Drug and the Phase 1 data of SACT-1 will be included in the IND submission for the Phase 2 trials, when we are able to submit same.

Separately, we also screened SACT-1 for its in vitro activity against over 300 cancer cell lines and showed positive results in a number of cancer types including in particular colorectal cancer, leukemia and lymphoma, etc.

Similar to our previous findings against neuroblastoma cell lines, SACT-1 exhibits similar anti-tumor efficacy across one or more other major cancer types, including but not limited to colorectal cancer, leukemia and lymphoma cell lines. As a result, in addition to treating neuroblastoma, SACT-1 may have potential applications in the treatment of other cancers. Based on this discovery, we plan to carry out further in vivo studies to study the efficacy of SACT-1 over other types of cancers to maximize the potential of SACT-1. Based on the initial 22-day data of a recent study we conducted in a xenograft mouse model of neuroblastoma, SACT-1 was orally administered daily at 60mg/kg in combination of SOC chemotherapy brought a statistically significant tumor shrinkage (unpaired student’s t-test, p<0.01) from Day 15 to Day 22, compared to the control group which received SOC only. The combination reduced the tumor size by up to 54.2% in the first 22 days compared with the control (SOC only). SACT-1 appears to be effective in accelerating the effect of the SOC in early time points (from Day 1 – 7 vs control). This further supports our earlier in vitro observation that SACT-1 promotes tumor DNA damage and tumor cell death.

Figure 5

Figure 5: 22 days data of in vivo studies in a xenograft mouse model of neuroblastoma

**	Unpaired student’s t-test, p<0.01, n=8 (based on initial 22 days period)

In September 2021, we announced that we received clearance from the US FDA regarding the IND application to initiate clinical trials of SACT-1. In January 2022, we further announced that the completion of our Phase I clinical trial for assessing relative bioavailability and food effect of SACT-1, and no serious adverse events were observed. SACT-1’s Phase 1 clinical trial is an Open-label Randomized, Single Cross Over Bioavailability and Food Effect Study of SACT-1 in healthy adult volunteers. In additions, the US FDA has granted Orphan Drug Designation to SACT-1 in January 2022. In March 2023, we further announced the completion of the End of Phase 1 (EOP1) meeting with the US FDA on SACT-1. The EOP1 meeting was focused on gaining alignment with the US FDA regarding the clinical and regulatory pathway for SACT-1 for the treatment of neuroblastoma in pediatric patients aged 2-18. The FDA generally agreed with the chemistry-manufacturing-control (CMC) strategy and our proposed clinical development plan for Phase 1/2 trials.

Patent License

In January 2022, the US Patent and Trademark Office granted the first patent regarding Aptorum’s SACT-1 (through Aptorum’s subsidiary) repurposed drug for the treatment of various cancers including but not limited to neuroblastoma (US Patent 11,166,952 B2). Another US patent (US Patent 11,571,422) was granted in February 2023, and altogether the SACT-1 patent portfolio has Nine (9) active national phase patent applications all over the world.

Statistical Significance

The term statistical significance is to define the probability that a measured difference between two groups (e.g. two treatment groups, treatment versus control groups) is the result of a real difference in the tested variations and not the result of chance. It means that the result of a test does not appear randomly or by chance, but because of a specific change that is tested, so it can be attributed to a specific cause.

The confidence level indicates to what percentage the test results will not commit a type 1 error, the false positive. A false positive occurs when a change in the result is due to randomness (or other noise) and not the change in variations. At a 95% confidence level (p = 0.05), there is a 5% chance that the test results are due to a type 1 error. 95% has become the standard and usually be the minimum confidence level for the tests. To make the test more stringent, a 99% confidence level (p = 0.01) is also commonly employed, which means that there is a 1% chance that the test results are due to a type 1 error.

In other words, a p value represents the confidence level. For example, if the p-value for a test is < 0.05, it means that there is less than 5% chance the difference between two groups is due to random error or by chance. If the p-value is < 0.01, it means that there is less than 1% chance the difference between two groups is due to random error or by chance.

We employed statistical testing to compare different treatment groups in animal studies simply for proof of concept and to aid internal decision making for further development. We do not intend to use this standard for any regulatory submission. The US FDA or other regulatory agencies may not necessarily employ the same statistical standard to assess the efficacy in clinical trials, the results of which would be submitted for regulatory approval. Although a p-value of 0.05 has become the standard, the US FDA or other regulatory agencies may also individualize their efficacy standard for different clinical programs based on the indications, the purpose of a clinical trial, among others.

FDA Application Status

As of the date hereof, we received CTA and IND approvals for ALS-4 and SACT-1 from Health Canada and US FDA to initiate human clinical trial. We have not submitted other applications for IND to the FDA or other regulatory agencies.

Competition

Our industry is highly competitive and subject to rapid and significant change. While we believe that our development and commercialization experience, scientific knowledge and industry relationships provide us with competitive advantages, we face competition from pharmaceutical and biotechnology companies, including specialty pharmaceutical companies, and generic drug companies, academic institutions, government agencies and research institutions.

There are a number of large pharmaceutical and biotechnology companies that currently market and sell drugs or are pursuing the development of drugs for the diagnosis and treatment of diseases for which we are developing products or technology. Moreover, a number of additional drugs are currently in clinical trials and may become competitors if and when they receive regulatory approval.

Many of our competitors have longer operating histories, better name recognition, stronger management capabilities, better supplier relationships, a larger technical staff and sales force and greater financial, technical, or marketing resources than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Our commercial opportunity could be reduced or eliminated if our competitors develop or market products or other novel therapies that are more effective, safer, or less costly than our current drug candidates, or any future drug candidates we may develop, or obtain regulatory approval for their products more rapidly than we may obtain approval for our current drug candidates or any such future drug candidates. Our success will be based in part on our ability to identify, develop and manage a portfolio of drug candidates that are safer and more effective than competing products.

3	https://www.ke.hku.hk/story/innovation/the-magic-of-chinese-yam-for-treatment-of-menopausal-syndrome; see also, Scientific Reports, 5-10179.
4	https://www.everydayhealth.com/menopause/osteoporosis-and-menopause.aspx

Inflation

Inflation affects us by generally increasing our cost of labor and research and development costs, the way it does to all labor and research costs. However, we do not anticipate that inflation will materially affect our business in the foreseeable future.

Seasonality

We believe our operation and sales do not experience seasonality.

Employees

As of the date hereof, we have we have 2 full-time employees, one of whom is the Chief Executive Officer and the other who is engaged in general and administrative functions and who is located in Asia. We have also engaged and may continue to engage 5 independent contracted consultants and advisors to assist us with our operations. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have never experienced any employment related work stoppages, and we consider our relations with our employees to be good.

Intellectual Property

The technologies underlying our various research and development projects are the subject of various patents and patent applications claiming, in certain instances, composition of matter and, in other instances, methods of use. Prosecution, maintenance, and enforcement of these patents, as well as those on any future protectable technologies we may acquire, are and will continue to be an important part of our strategy to develop and commercialize novel medicines, as described in more detail below. Through entering into license agreements with their owners, we have obtained exclusive rights to these patents, applications and related know-how in the U.S. and certain other countries to develop, manufacture and commercialize the products using or incorporating the protected inventions that are described in this proxy statement/prospectus and that are expected to contribute significant value to our business. The technologies protected by these patents may also for the basis for the development of other products.

In addition to licensed intellectual property, our in-house science team has been actively developing our own proprietary intellectual property. Thus far, the only patents or non-provisional patent applications that have been filed in the Company’s own name for the Lead Projects, is for SACT-1; patents and applications for ALS-4 are licensed. We have, however, filed a number of provisional applications to establish earlier filing dates for certain of our other ongoing research, the specifics of which are currently proprietary and confidential.

The U.S. patent system permits the filing of provisional and non-provisional patent applications (i.e., a regular patent application). A non-provisional patent application is examined by the USPTO and can mature into a patent once the USPTO determines that the claimed invention meets the standards for patentability. On the other hand, a provisional patent application is not examined for patentability, and automatically expires 12 months after its filing date. As a result, a provisional patent application cannot mature into a patent.

Provisional applications are often used, among other things, to establish an earlier filing date for a subsequent non-provisional patent application. The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained.

The effective filing date of a non-provisional patent application is used by the USPTO to determine what information is prior art when it considers the patentability of a claimed invention. If certain requirements are satisfied, a non-provisional patent application can claim the benefit of the filing date of an earlier filed provisional patent application. As a result, the filing date accorded by the provisional patent application may supersede information that otherwise could preclude the patentability of an invention.

A provisional patent application is not eligible to become an issued patent unless, among other things, we file a non-provisional patent application within 12 months of the filing date of the provisional patent application. If we do not timely file a non-provisional patent application claiming priority to said provisional application, we may lose our priority date with respect to our provisional patent applications. Further, if any (self or by others) publication of the invention is made after such priority date, and if we do not file a non-provisional application claiming priority to said provisional application, our invention may become unpatentable.

Moreover, we cannot predict whether such future patent applications will result in the issuance of patents that effectively protect any of our product candidates or will effectively prevent others from commercializing competitive products.

We do not expect to incur material expenses in the prosecution of the provisional applications or other licensed patent applications. We expect to fund the patent costs from our cash and restricted cash.

The value of our drug products will depend significantly on our ability to obtain and maintain patent and other proprietary protection for those products, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and proprietary rights of other parties.

As of the date hereof, we are the patentee of a number of provisional and non-provisional patent applications, both on our proprietarily developed projects and improvement to our in-licensed projects.

The following table sets forth a list of our patent rights as of the date hereof related to our Lead Projects; SACT-1 is a proprietary technology not subject to any license agreement:

Project Company/Project name	Ownership Type	Licensor(s)	Licensee	Licensed/IP Rights	Patent Expiration Dates
Acticule/ALS-4

Exclusive Patent License Agreement, dated October 18, 2017

First Amendment to Exclusive License Agreement, dated June 7, 2018

Second Amendment to Exclusive License Agreement dated July 10, 2019

Exclusive Patent License Agreement dated January 11, 2019

		Versitech Limited	Acticule Life Sciences Limited	Exclusive licensee: 2 pending U.S. applications (16/867,540 and 17/006,985), 2 pending applications in Canada

The licensed IP rights include granted patents in the U.S. and pending patent applications in the U.S., and Canada.

The U.S. patents will expire in 2038; any other patent based on the pending application, if granted, will have a 20-year patent term from 2018.

SACT-1	Self-owned Patent	N/A	N/A	U.S. Patent No. 11,166,952 & U.S. Patent No. 11,571,422	Both patents expire on November 27, 2040.

Because of the extensive time required for clinical development and regulatory review of a drug we may develop, it is possible that, before any of our drug candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of any such patent. If appropriate, the Company may seek to extend the period during which it has exclusive rights to a product by pursuing patent term extensions and marketing exclusivity periods that are available from the regulatory authorities of certain countries (including the United States) and the EPO.

Even though the Company has certain patent rights, the ability to obtain and maintain protection of biotechnology and pharmaceutical products and processes such as those we intend to develop and commercialize involves complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in such patents has emerged to date in the U.S. The scope of patent protection outside the United States is even more uncertain. Changes in the patent laws or in interpretations of patent laws in the United States and other countries have diminished (and may further diminish) our ability to protect our inventions and enforce our IP rights and, more generally, could affect the value of IP.

While we have already secured rights to a number of issued patents directed to our drug candidates, we cannot predict the breadth of claims that may issue from the pending patent applications and provisional patents that we have licensed or that we have filed. Substantial scientific and commercial research has been conducted for many years in the areas in which we have focused our development efforts, which has resulted in other parties having a number of issued patents, provisional patents and pending patent applications relating to such areas. The patent examiner in any particular jurisdiction may take the view that prior issued patents and prior publications render our patent claims “obvious” and therefore unpatentable or require us to reduce the scope of the claims for which we are seeking patent protection.

In addition, patent applications in the United States and elsewhere generally are not available to the public until at least 18 months from the priority date, and the publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to drugs similar to our drug candidates may have already been filed, which (if they result in issued patents) could restrict or prohibit our ability to commercialize our drug candidates.

The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other IP rights. Our ability to prevent competition for our drug candidates and technologies will depend on our success in obtaining patents containing substantial and enforceable claims for those candidates and enforcing those claims once granted. With respect to any applications which have not yet resulted in issued patents, there can be no assurance that meaningful claims will be obtained. Even issued patents may be challenged or invalidated. If others have prepared and filed patent applications in the United States that also claim technology to which we have filed patent applications or otherwise wish to challenge our patents, we may have to participate in interferences, post-grant reviews, inter parties reviews, derivation or other proceedings in the USPTO and other patent offices to determine issues such as priority of claimed invention or validity of such patent applications as well as our own patent applications and issued patents. Patents may also be circumvented, and our competitors may be able to independently develop and commercialize similar drugs or mimic our technology, business model or strategy without infringing our patents. The rights granted under any issued patents may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

We may rely, in some limited circumstances, on unpatented trade secrets and know-how to protect aspects of our technology. However, it is challenging to monitor and prevent the disclosure of trade secrets. We seek to protect our proprietary trade secrets and know-how, in part, by entering into confidentiality agreements with consultants, scientific advisors and contractors and invention assignment agreements with our employees. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, giving our competitors knowledge of our trade secrets and know-how, and we may not have adequate remedies for any such breach, in which case our business could be adversely affected. Our trade secrets will not prevent our competitors from independently discovering or developing the same know-how. Although our agreements with our consultants, contractors or collaborators require them to provide us only original work product and prohibit them from incorporating or using IP owned by others in their work for us, if they breach these obligations, disputes may arise as to the rights in any know-how or inventions that arise from their work.

Our commercial success will also depend in part on not infringing the proprietary rights of other parties. Although we seek to review the patent landscape relevant to our technologies on an ongoing basis, we may become aware of a new patent which has been issued to others with claims covering or related to aspects of one of our drug candidates. The issuance of such a patent could require us to alter our development plans for that candidate, redesign the candidate, obtain a license from the patent holder, or cease development. Our inability to obtain a license to proprietary rights that we may require to develop or commercialize any of our drug candidates would have a material adverse impact on us.

Trademarks

As of the date hereof, we own trademark registrations covering the trade names and logos of Aptorum and our subsidiaries, including but not limited to “APTORUM”, “APTORUM THERAPEUTICS,” “VIDENS LIFE SCIENCES,” “ACTICULE LIFE SCIENCES,” “NATIVUS LIFE SCIENCES,” “NativusWell,” “TALEM” in jurisdictions Hong Kong, EU and the United Kingdom and PRC. Furthermore, we are in the process of applying for registration of trademarks in jurisdictions including the U.S., EU, the United Kingdom, Australia, and PRC.

We also own certain unregistered trademark rights.

All other trade names, trademarks and service marks of other companies appearing in this proxy statement/prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this proxy statement/prospectus are referred to without the® and™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Facilities

We have an operating lease for laboratory in Hong Kong, with 2,021 square feet lab space under a lease that commenced in March 2020, renewed in March 2023, and expires in March 2026. The monthly rent ranges from $6,348 to $9,068. Payments under operating leases are expensed on a straight-line basis over the periods of the respective leases, and the terms of the leases do not contain contingent rent and renewal or purchase options.

We believe our current facilities are sufficient to meet our needs.

Legal Proceedings

The Company is party to a lawsuit initially filed on notice on September 3, 2024, by Karen Cheung (“Plaintiff”) in the Supreme Court of the State of New York, County of New York (“State Court Action”) (Index No. 654541/2024), which sought relief arising from (i) violations of the federal Racketeer Influenced and Corrupt Organizations Act (“RICO”), 18 § U.S.C. 1961(c), (ii)conspiracy to violate RICO, 18 U.S.C. § 1961(d), (iii) fraud, (iii) breach of fiduciary duty, (iv) negligent misrepresentation, (v) unjust enrichment, (vi) civil conspiracy and (vii) violations of the federal Securities Act of 1933, 15 § U.S.C. 77a et. seq. On December 27, 2024, the Company filed a Notice of Removal in the U.S. District Court for the Southern District of New York (Case No.1:24-cv-09969-VSB-OTW) removing the State Court Action to federal court. On December 30, 2024, the Company filed a demand for service of the complaint on the Company. Plaintiff filed and served her Complaint on the Company on February 24, 2025, alleging claims for (i) violations of RICO 18 U.S.C. § 1962(c), (ii) conspiracy to violate RICO 18 U.S.C. § 1962(d), (iii) fraud; (iv) aiding and abetting breach of fiduciary duty, (v) unjust enrichment, and (vi) civil conspiracy. Following a motion, Plaintiff was granted leave to amend her Complaint and filed a First Amended Complaint on June 2, 2025. The parties entered into a briefing schedule on the Company’s anticipated motion to dismiss (“Motion to Dismiss”), and the Company filed its opening brief on the Motion to Dismiss on July 18, 2025. Plaintiff filed her opposition to the Motion to Dismiss on September 5, 2025, and the Company’s reply in support of the Motion to Dismiss is due on October 6, 2025. The Company continues to believe that Plaintiff’s claims have no merit. As such, the Company will continue to vigorously defend against Plaintiff’s claims. At this time, it is too early to estimate the costs and expenses of defending the lawsuit.

Regulations

Government authorities in the United States at the federal, state and local level and in other countries extensively regulate, among other things, the research and clinical development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, pricing, export and import of drug products (“Regulated Products”), such as those we are developing. Generally, before a new Regulated Product can be marketed, considerable data demonstrating its quality, safety and efficacy must be obtained, organized to address the requirements of and in the format specific to each regulatory authority, submitted for review and approved by the regulatory authority. This process is very lengthy and expensive, and success is uncertain.

Regulated Products are also subject to other federal, state, and local statutes and regulations in the United States and other countries, as applicable. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable regulatory requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the regulatory authority’s refusal to approve pending applications, withdrawal of an approval, clinical holds, untitled or warning letters, voluntary product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, disbarment, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any such administrative or judicial enforcement action could have a material adverse effect on us.

As part of the Company’s principal place of business is in Hong Kong, the Company is subject to various Hong Kong laws and regulation covering its business activities there, described in further detail below. Also, the Company anticipates that, if it obtains marketing approval for any of its drug candidates, it intends to focus its marketing and sales efforts primarily in three regions: the United States, Canada, Europe, and PRC. The regulatory framework for each of these regions is described below.

U.S. Drug Development Process

The process of obtaining regulatory approvals and maintaining compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process, or after approval, may subject an applicant to administrative or judicial sanctions or lead to voluntary product recalls. Administrative or judicial sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, untitled or warning letters, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. The process required by the FDA before a drug may be marketed in the United States generally involves the following:

●	completion of non-clinical laboratory tests, preclinical studies according to cGLP and manufacturing of clinical supplies according to cGMP;

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	approval by an independent IRB, at each clinical site before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials according to cGCP, to establish the safety and efficacy of the proposed product for its intended use;

●	preparation and submission to the FDA of an NDA, for a drug;

●	satisfactory completion of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with cGMP; and

●	payment of user fees and the FDA review and approval of the NDA.

The testing and approval process requires substantial time, effort and financial resources and we cannot be certain that any approvals for our drug candidates, or any future drug candidates we may develop, will be granted on a timely basis, if at all.

Once a drug candidate is identified for development, it enters the non-clinical testing stage. Non-clinical tests include laboratory evaluations of product chemistry, toxicity, formulation, and stability, as well as preclinical studies. An IND sponsor must submit the results of the non-clinical tests, together with manufacturing information, analytical data and any available clinical data or literature, to the FDA as part of the IND prior to commencing any testing in humans. An IND sponsor must also include a protocol detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated if the initial clinical trial lends itself to an efficacy evaluation. Some non-clinical testing may continue even after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions related to a proposed clinical trial and places the trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Clinical holds also may be imposed by the FDA at any time before or during clinical trials due to safety concerns or non-compliance and may be imposed on all products within a certain class of products. The FDA also can impose partial clinical holds, for example, prohibiting the initiation of clinical trials for certain duration or for certain doses.

All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with cGCP regulations. These regulations include the requirement that all research subjects provide informed consent in writing before their participation in any clinical trial. Further, an IRB representing each institution participating in a clinical trial must review and approve the plan for any clinical trial before it commences at that institution, and the IRB must conduct continuing review and reapprove the study at least annually. An IRB is responsible for protecting the rights of clinical trial subjects and considers, among other things, whether the risks to individuals participating in the clinical trial are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the information regarding the clinical trial and the consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. Each new clinical protocol and any amendments to the protocol must be submitted to the FDA for review, and to the IRBs for approval. Protocol detail, among other things, includes the objectives of the clinical trial, testing procedures, sublease selection and exclusion criteria, and the parameters to be used to monitor subject safety.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1. Phase 1 includes the initial introduction of an investigational new drug into humans. These studies are closely monitored and may be conducted in patients but are usually conducted in healthy volunteer subjects. These studies are designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. During Phase 1, sufficient information about the drug’s pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase 2 studies. Phase 1 studies also evaluate drug metabolism, structure-activity relationships, and the mechanism of action in humans. These studies also determine which investigational drugs are used as research tools to explore biological phenomena or disease processes. The total number of subjects included in Phase 1 studies varies with the drug but is generally in the range of twenty to eighty.

●	Phase 2. Phase 2 includes the early controlled clinical studies conducted to obtain some preliminary data on the effectiveness of the drug for a particular indication or indications in patients with the disease or condition. This phase of testing also helps determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well-controlled, closely monitored, and conducted in a relatively small number of patients, usually involving several hundred people.

●	Phase 3. Phase 3 studies are expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase 2 and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug. Phase 3 studies are designed to provide an adequate basis for extrapolating the results to the general population and transmitting that information in the physician labeling. Phase 3 studies usually include several hundred to several thousand people.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and safety reports must be submitted to the FDA and clinical investigators within 15 calendar days for serious and unexpected suspected adverse events, any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator’s brochure, or any findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the drug candidate. Additionally, a sponsor must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction no later than 7 calendar days after the sponsor’s receipt of the information. There is no assurance that Phase 1, Phase 2, and Phase 3 testing can be completed successfully within any specified period, or at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product has been associated with unexpected serious harm to subjects.

Concurrent with clinical trials, companies usually complete additional preclinical studies and must also develop additional information about the chemistry and physical characteristics of the product and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product drug and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product drug does not undergo unacceptable deterioration over its shelf life.

The results of product development, non-clinical studies, and clinical trials, together with other detailed information regarding the manufacturing process, analytical tests conducted on the product, proposed labeling and other relevant information, are submitted to the FDA as part of an NDA requesting approval to market the new drug. The FDA reviews all NDAs submitted within 60 days of submission to ensure that they are sufficiently complete for substantive review before it accepts them for filing. If the submission is accepted for filing, the FDA begins an in-depth substantive review.

The approval process is lengthy and difficult, and the FDA may refuse to approve an NDA if the applicable regulatory criteria are not satisfied or may require additional clinical data or other data and information. Even if such data and information are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive, and the FDA may interpret data differently than we interpret the same data. The FDA will issue a complete response letter if the agency decides not to approve the NDA in its present form. The complete response letter usually describes all of the specific deficiencies that the FDA identified in the NDA that must be satisfactorily addressed before it can be approved. The deficiencies identified may be minor, for example, requiring labeling changes, or major, for example, requiring additional clinical trials. Additionally, the complete response letter may include recommended actions that the applicant might take to place the application in a condition for approval. If a complete response letter is issued, the applicant may either resubmit the NDA, addressing all of the deficiencies identified in the letter, or withdraw the application or request an opportunity for a hearing.

If after such review a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings, or precautions be included in the product labeling. Any products for which we receive the FDA approval would be subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with the FDA promotion and advertising requirements. In addition, the FDA may require post-approval studies, including Phase 4 clinical trials, to further assess a product’s safety and effectiveness after NDA approval and may require testing and surveillance programs to monitor the safety of approved products that have been commercialized. The FDA also may conclude that an NDA may only be approved with a Risk Evaluation and Mitigation Strategy designed to mitigate risks through, for example, a medication guide, physician communication plan, or other elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools.

Post-Approval Requirements

Any products for which we receive the FDA approval are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with the FDA promotion and advertising requirements. The FDA strictly regulates labeling, advertising, promotion, and other types of information on products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. Further, manufacturers must continue to comply with cGMP requirements, which are extensive and require considerable time, resources, and ongoing investment to ensure compliance. In addition, changes to the manufacturing process generally require prior the FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further the FDA review and approval.

The FDA may withdraw a product approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product may result in restrictions on the product’s marketing or even complete withdrawal of the product from the market. Further, the failure to maintain compliance with regulatory requirements may result in administrative or judicial actions, such as fines, untitled or warning letters, holds on clinical trials, product seizures, product detention or refusal to permit the import or export of products, refusal to approve pending applications or supplements, restrictions on marketing or manufacturing, injunctions, or consent decrees, or civil or criminal penalties, or may lead to voluntary product recalls.

Patent Term Restoration and Marketing Exclusivity

Because drug approval can take an extended period of time, there may be limited remaining life for the patents covering the approved drug, meaning that the company has limited time to use the patents to protect the sponsor’s exclusive rights to make, use and sell that drug. In such a case, U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date.

In addition, the FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) Application submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval.

In the future, if appropriate, we intend to apply for restorations of patent term and/or marketing exclusivity for some of our products; however, there can be no assurance that any such extension or exclusivity will be granted to us.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of the FDA-regulated products, including drugs are required to register and disclose certain clinical trial information, which is publicly available at www.clinicaltrials.gov. Information related to the product, patient population, phase of investigation, study sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to disclose the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed until the new product or new indication being studied has been approved. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.

Pharmaceutical Coverage, Pricing and Reimbursement

Much of the revenue generated by new Regulated Products depends on the willingness of third-party payors to reimburse the price of the product. Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. In the United States, sales of any products for which we may receive regulatory approval for commercial sale will depend in part on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the reimbursement rate that the payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, or formulary, which is not required to include all of the FDA-approved products for a particular indication. Moreover, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. To obtain coverage and reimbursement for any product that might be approved for sale, we may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of any products, in addition to the costs required to obtain regulatory approvals. Our product candidates may not be considered medically necessary or cost-effective. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

The U.S. government and state legislatures have shown significant interest in implementing cost containment programs to limit the growth of government-paid health care costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. Adoption of government controls and measures and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceuticals.

Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future. Unfavorable coverage or reimbursement policies regarding any of the Company’s products would have a material adverse impact on the value of that product.

Other Healthcare Laws and Compliance Requirements

If we obtain regulatory approval of our products, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business.

Patient Protection and the Affordable Care Act

The Affordable Care Act, enacted in March 2010, includes measures that have or will significantly change the way health care is financed in the United States by both governmental and private insurers. Among the provisions of the Affordable Care Act of greatest importance to the pharmaceutical industry are the following:

●	The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the Department of Health and Human Services as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. The Affordable Care Act increased pharmaceutical manufacturers’ rebate liability on most branded prescription drugs from 15.1% of the average manufacturer price to 23.1% of the average manufacturer price, added a new rebate calculation for line extensions of solid oral dosage forms of branded products, and modified the statutory definition of average manufacturer price. The Affordable Care Act also expanded the universe of Medicaid utilization subject to drug rebates by requiring pharmaceutical manufacturers to pay rebates on Medicaid managed care utilization and expanding the population potentially eligible for Medicaid drug benefits.

●	In order for a pharmaceutical product to receive federal reimbursement under the Medicare Part B and Medicaid programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The Affordable Care Act expanded the types of entities eligible to receive discounted 340B pricing.

The Affordable Care Act imposed a requirement on manufacturers of branded drugs to provide a 50% discount off the negotiated price of branded drugs dispensed to Medicare Part D patients in the coverage gap (i.e., the “donut hole”).

●	The Affordable Care Act imposed an annual, non-deductible fee on any entity that manufactures or imports certain branded prescription drugs, apportioned among these entities according to their market share in certain government healthcare programs, although this fee does not apply to sales of certain products approved exclusively for orphan indications.

In addition to these provisions, the Affordable Care Act established a number of bodies whose work may have a future impact on the market for certain pharmaceutical products. These include the Patient-Centered Outcomes Research Institute, established to oversee, identify priorities in, and conduct comparative clinical effectiveness research, the Independent Payment Advisory Board, which has authority to recommend certain changes to the Medicare program to reduce expenditures by the program, and the Center for Medicare and Medicaid Innovation within the Centers for Medicare and Medicaid Services, to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

These and other laws may result in additional reductions in healthcare funding, which could have a material adverse effect on customers for our product candidates, if we gain approval for any of them. Although we cannot predict the full effect on our business of the implementation of existing legislation or the enactment of additional legislation pursuant to healthcare and other legislative reform, we believe that legislation or regulations that would reduce reimbursement for, or restrict coverage of, our products could adversely affect how much or under what circumstances healthcare providers will use our product candidates if we gain approval for any of them.

Canadian Regulation

In Canada, our pharmaceutical product candidates and our research and development activities are primarily regulated by the Food and Drugs Act and the rules and regulations thereunder, which are enforced by Health Canada. Health Canada regulates, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, post-approval monitoring, marketing and import and export of pharmaceutical products. Drug approval laws require licensing of manufacturing facilities, carefully controlled research and testing of products, government review and approval of experimental results prior to giving approval to sell drug products. Regulators also typically require that rigorous and specific standards such as Good Manufacturing Practices (GMP), Good Laboratory Practices, or GLP, and Good Clinical Practices, or GCP, are followed in the manufacture, testing and clinical development, respectively, of any drug product. The processes for obtaining regulatory approvals in Canada, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.

The principal steps required for drug approval in Canada is as follows:

Preclinical Toxicology Studies

Non-clinical studies are conducted in vitro and in animals to evaluate pharmacokinetics, metabolism, and possible toxic effects to provide evidence of the safety of the drug candidate prior to its administration to humans in clinical studies and throughout development. Such studies are conducted in accordance with applicable laws and GLP.

Initiation of Human Testing

In Canada, the process of conducting clinical trials with a new drug cannot begin until we have received a NOL (No objection Letter) from Health Canada, typically within 30 days (during Covid the 30 days extended to 45 days) of a CTA submission. Similar regulations apply in Canada to a CTA as to an IND in the United States. Once approved, two key factors influencing the rate of progression of clinical trials are the rate at which patients can be enrolled to participate in the research program and whether effective treatments are currently available for the disease that the drug is intended to treat. Patient enrollment is largely dependent upon the incidence and severity of the disease, the treatments available and the potential side effects of the drug to be tested and any restrictions for enrollment that may be imposed by regulatory agencies.

Clinical Trials

Similar regulations apply in Canada regarding clinical trials as in the United States. In Canada, Research Ethics Boards, or REBs, instead of IRBs, are used to review and approve clinical trial plans. Clinical trials involve the administration of an investigational new drug to human subjects under the supervision of qualified investigators in accordance with current Good Clinical Practices, or cGCP, requirements, which include review and approval by REBs. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the trial procedures, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated and a statistical analysis plan. Human clinical trials are typically conducted in three sequential phases, as discussed above in similar context to government regulation in the United States.

The manufacture of investigational drugs for the conduct of human clinical trials is subject to current Good Manufacturing Practice, or cGMP, requirements. Investigational drugs and active pharmaceutical ingredients imported into Canada are also subject to regulation by Health Canada relating to their labeling and distribution. Post authorization requirements include reporting of serious adverse events and clinical trial site inspection program. Phase 1, Phase 2 and Phase 3 clinical trials are subject to a clinical trial application (CTA) for each phase of study. Furthermore, in Canada, Health Canada or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an REB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the REB’s requirements or if the drug has been associated with unexpected serious harm to subjects. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group regularly reviews accumulated data and advises the study sponsor regarding the continuing safety of trial subjects, potential trial subjects and the continuing validity and scientific merit of the clinical trial. We may also suspend or terminate a clinical trial based on evolving business objectives or competitive climate.

New Drug Submission (NDS)

Upon successful completion of Phase 3 clinical trials, in Canada the company sponsoring a new drug then assembles all the preclinical and clinical data and other testing relating to the product’s pharmacology, chemistry, manufacture, and controls, and submits it to Health Canada as part of a New Drug Submission, or NDS. The NDS is then reviewed by Health Canada for approval to market the drug.

As part of the approval process, an additional application for a Drug Establishment License (DEL) 90 days prior the NDS submission to Health Canada to initiate review and inspection of the facility or the facilities at which the drug is manufactured are compliant with GMP requirements. Health Canada will not approve the product unless compliance with cGMP — a quality system regulating manufacturing — is satisfactory and the NDS contains data that provide substantial evidence that the drug is safe and effective in the indication studied. In addition, before approving an NDS, Health Canada will typically inspect one or more clinical sites to assure compliance with GCP.

The testing and approval process for an NDS requires substantial time, effort, and financial resources, and may take several years to complete. Data obtained from preclinical and clinical testing are not always conclusive and may be susceptible to varying interpretations, which could delay, limit, or prevent regulatory approval. Health Canada may not grant approval of an NDS on a timely basis, or at all. In Canada, NDSs are subject to user fees and these fees are typically increased annually to reflect inflation.

Even if Health Canada approves a product candidate, the relevant authority may limit the approved indications for use of the product candidate, require that contraindications, warnings or precautions be included in the product labeling, including a black box warning, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms.

Health Canada may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements, notification, and regulatory authority review and approval. Further, should new safety information arise, additional testing, product labeling or regulatory notification may be required.

European Union Regulation

Regulation in the European Union

The process governing approval of medicinal products in the EU generally follows the same lines as in the United States. It entails satisfactory completion of pharmaceutical development, non-clinical studies, and adequate and well-controlled clinical trials to establish the safety and efficacy of the medicinal product for each proposed indication. It also requires the submission to relevant competent authorities for clinical trials authorization and to the European Medicines Authority, or EMA, for a marketing authorization application, or MAA, and granting of a marketing authorization by these authorities before the product can be marketed and sold in the EU.

Clinical Trial Approval

Pursuant to the currently applicable Clinical Trials Directive 2001/20/EC and the Directive 2005/28/EC on cGCP, a system for the approval of clinical trials in the EU (the equivalent of the IND process in the United States) has been implemented through national legislation of the EU member states. Under this system, an applicant must obtain approval from the competent national authority of an EU member state in which the clinical trial is to be conducted or in multiple EU member states if the clinical trial is to be conducted in a number of EU member states. Furthermore, the applicant may only start a clinical trial at a specific study site after the independent ethics committee has issued a favorable opinion. The clinical trial application, or CTA, must be accompanied by an investigational medicinal product dossier with supporting information prescribed by Directive 2001/20/EC and Directive 2005/28/EC and corresponding national laws of the EU member states and further detailed in applicable guidance documents.

In April 2014, the EU adopted a new Clinical Trials Regulation (EU) No 536/2014, which is set to replace the current Clinical Trials Directive 2001/20/EC. It is expected that the new Clinical Trials Regulation will apply in 2019. It will overhaul the current system of approvals for clinical trials in the EU. Specifically, the new regulation, which will be directly applicable in all EU member states, aims at simplifying and streamlining the approval of clinical trials in the EU. For instance, the new Clinical Trials Regulation provides for a streamlined application procedure using a single entry point and strictly defined deadlines for the assessment of clinical trial applications.

Marketing Authorization

To obtain a marketing authorization for a product under the EU regulatory system (the equivalent of the NDA process in the United States), an applicant must submit an MAA, either under a centralized procedure administered by the EMA or one of the procedures administered by competent authorities in EU member states (decentralized procedure, national procedure, or mutual recognition procedure). A marketing authorization may be granted only to an applicant established in the EU. Regulation (EC) No. 1901/2006 provides that prior to obtaining a marketing authorization in the EU, an applicant must demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, class waiver, or a deferral for one or more of the measures included in the PIP.

The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all EU member states. Pursuant to Regulation (EC) No. 726/2004, the centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy products and products with a new active substance indicated for the treatment of certain diseases, including products for the treatment of cancer. For products with a new active substance indicated for the treatment of other diseases and products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional.

Under the centralized procedure, the Committee for Medicinal Products for Human Use, or the CHMP, established by the EMA is responsible for conducting the assessment of a product to define its risk/benefit profile. Under the centralized procedure, the maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Accelerated evaluation may be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and, in particular, from the viewpoint of therapeutic innovation.

If the CHMP accepts such a request, the time limit of 210 days will be reduced to 150 days, but it is possible that the CHMP may revert to the standard time limit for the centralized procedure if it determines that it is no longer appropriate to conduct an accelerated assessment.

Periods of Authorization and Renewals

A marketing authorization is valid for five years, in principle, and it may be renewed after five years on the basis of a reevaluation of the risk benefit balance by the EMA or by the competent authority of the authorizing Member State. To that end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety, and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal period. Any authorization that is not followed by the placement of the drug on the EU market (in the case of the centralized procedure) or on the market of the authorizing Member State within three years after authorization ceases to be valid.

Regulatory Requirements after Marketing Authorization

Following approval, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion, and sale of the medicinal product. These include compliance with the EU’s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. In addition, the manufacturing of authorized products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the EMA’s cGMP requirements and comparable requirements of other regulatory bodies in the EU, which mandate the methods, facilities and controls used in manufacturing, processing, and packing of drugs to assure their safety and identity. Finally, the marketing and promotion of authorized products, including industry-sponsored continuing medical education and advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the EU under Directive 2001/83EC, as amended.

Orphan Drug Designation and Exclusivity

Regulation (EC) No. 141/2000 and Regulation (EC) No. 847/2000 provide that a product can be designated as an orphan drug by the European Commission if its sponsor can establish: that the product is intended for the diagnosis, prevention or treatment of (1) a life-threatening or chronically debilitating condition affecting not more than five in ten thousand persons in the EU when the application is made, or (2) a life-threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the marketing of the drug in the EU would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must demonstrate that there exists no satisfactory method of diagnosis, prevention, or treatment of the condition in question that has been authorized in the EU or, if such method exists, the drug has to be of significant benefit compared to products available for the condition.

An orphan drug designation provides a number of benefits, including fee reductions, regulatory assistance and the possibility to apply for a centralized EU marketing authorization. Marketing authorization for an orphan drug leads to a ten-year period of market exclusivity. During this market exclusivity period, neither the EMA nor the European Commission or the EU member states can accept an application or grant a marketing authorization for a “similar medicinal product.” A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. The market exclusivity period for the authorized therapeutic indication may, however, be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan drug designation because, for example, the product is sufficiently profitable not to justify market exclusivity.

PRC Regulation

Although, as noted elsewhere in this proxy statement/prospectus that we do not currently have operations in the PRC, as also noted, the PRC government may intervene or influence our operations in Hong Kong at any time and with no advance notice. Therefore, we include below a brief summary of material regulations that may impact our business or operations, including if we seek IP approval in the PRC. As of the date hereof, we do have an exclusive license of certain PRC patents directed to certain drug candidates.

Permission Required from the PRC Authorities

As of the date hereof, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer or continue to offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. We do not believe that the laws and regulations of mainland China currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the mainland China, however that can change at any time without any advance notice to us, which could adversely impact our business and operations.

Nevertheless, we are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on Aptorum Group’s daily business operations, its ability to accept foreign investments and the listing of Aptorum Class A ordinary shares on a U.S. or other foreign exchange. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of Aptorum Class A ordinary shares to significantly decline or become worthless. (Please see the risk factor section, “Risks Related to our Corporate Structure” and “Risks Related to Doing Business in Hong Kong” for more information).

Hong Kong Regulation

The operations of laboratory in Hong Kong are subject to certain general laws and regulations.

Waste Disposal Ordinance

The Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong) (“WDO”) and the Waste Disposal (Clinical Waste) (General) Regulation (Chapter 354O of the Laws of Hong Kong) (the “WDR”) provide for, among others, the control and regulation of the production, storage, collection, and disposal of clinical waste.

Under the WDO, clinical waste means waste consisting of any substance, matter or thing generated in connection with:

●	a dental, medical, nursing or veterinary practice;

●	any other practice, or establishment (howsoever described), that provides medical care and services for the sick, injured, infirm or those who require medical treatment;

●	dental, medical, nursing, veterinary, pathological, or pharmaceutical research; or

●	a dental, medical, veterinary, or pathological laboratory practice,

and which consists wholly or partly of any of the materials specified in one or more of the groups listed below:

●	used or contaminated sharps;

●	laboratory waste;

●	human and animal tissues;

●	infectious materials;

●	dressings; and

●	such other wastes as specified by the Director of the Environmental Protection Department (“EPD”) of Hong Kong.

Given the research works in our R&D Center may produce used or contaminated sharps such as syringes and needles as well as dressings, we are subject to WDO, WDR and the Code of Practice.

Rest of the World Regulation

For other countries in the world, the requirements governing the conduct of clinical trials, medical product licensing, pricing and reimbursement vary from country to country. In all cases if clinical trials are required, they must be conducted in accordance with cGCP requirements and the applicable regulatory requirements and the ethical principles having their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

Property, plants, and equipment

We have several operating leases for offices, laboratories, and clinic. Our offices are located in London, New York and Hong Kong.

See “Facilities” above.

History and Development of the Company

Aptorum was incorporated under the laws of the Cayman Islands on September 13, 2010. As of the date hereof, our authorized share capital is $100,000,000.00 divided into 9,999,996,000,000 Aptorum’s Class A ordinary shares with a nominal or par value of $0.00001 each and 4,000,000 Aptorum’s Class B ordinary shares with a nominal or par value of $0.00001 each.

The Company now focuses all of its efforts on R&D and therefore no longer performs any therapeutic services. While the Company may commence therapeutic services in the future, as of December 31, 2024, and the date hereof, it only operates in one segment.

Aptorum is not a Chinese operating company. Aptorum is a Cayman Islands holding company with operations conducted through our subsidiaries and the variable interest entity (VIE). We have determined that we have one VIE: Libra, according to the U.S. GAAP. In accordance with ASC 810, we concluded that we are not the primary beneficiary of Libra and therefore we do not consolidate its financial statements into ours. Previously, we determined that we were the primary beneficiary of another VIE, Mios Pharmaceuticals Limited; however, Mios was dissolved in 31 October 2024 and therefore we no longer maintain any ownership over such entity. Our corporate structure is based on the equity ownership and control we have over our subsidiaries. Our corporate structure was not set up to be used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Foreign investment can be made directly into the VIE, however, your investments into Aptorum are made into the Cayman Islands holding company, not the VIE, and you may never own any equity into the VIE or any other subsidiary.

APTUS CAPITAL LIMITED, which has since been renamed to AENEAS CAPITAL LIMITED, was always under the direct ownership of Jurchen and not under the ownership chain of Aptorum Group. However, Aptus Asia Financial Holdings Limited (“AAFH”), which has since been renamed to Aeneas Group Limited, was transferred out of the Aptorum Group on November 10, 2017, to be held directly by Jurchen Investment Corporation and that subsequently, APTUS CAPITAL LIMITED was then transferred to be under AAFH.

On May 4, 2017, Mr. Huen transferred all of the ordinary shares in the Company he owned (in the amount of 2,230,760) to Jurchen, a company incorporated in the British Virgin Islands and wholly owned by Mr. Huen. On October 13, 2017, as part of the Conversions (as defined below) the ordinary shares held by Jurchen were redesignated as 223,076 Class A ordinary shares and 2,007,684 Class B ordinary shares.

On February 21 and March 1, 2017, the Company’s board of directors and shareholders resolved to restructure the Company from an investment fund with management shares and non-voting participating redeemable preference shares to a holding company with operating subsidiaries, respectively (the “Restructuring Plan”).

According to the Restructuring Plan, the 256,571.12 then issued participating shares with par value of $0.01 (“Participating Shares”) were redeemed and 4,743,418.88 unissued Participating Shares were cancelled; following such redemption and cancellation, we no longer have any Participating Shares authorized or issued. Additionally, the Company authorized a class of securities consisting of 10,000,000 ordinary shares, par value $10.00 per share and issued 2,565,711 ordinary shares to our original investors.

During the period March 1, 2017, through October 13, 2017, an aggregate of 220,703 ordinary shares were issued at a price of approximately $39 per share in a private placement we described as a “Series A” offering. Each investor of the Series A offering, in addition to a subscription agreement, signed a shareholder agreement, which set forth the basic governance terms of the Company, as well as our capital structure. The shareholders agreement was terminated in October 2017.

On October 13, 2017, ordinary resolutions were passed at an extraordinary general meeting of the Company approving (the “Conversions”): (i) converting 7,213,587 of authorized but unissued ordinary shares into 5,457,362 authorized but unissued Class A ordinary shares, par value of $10.00 per share and 1,756,225 authorized but unissued Class B ordinary shares, par value of $10.00 per share, respectively; (ii) converting 2,493,085 ordinary shares held by three shareholders into an aggregate of 249,309 Class A ordinary shares and 2,243,776 Class B ordinary shares; and (iii) converting 293,330 ordinary shares held by 24 shareholders into an aggregate 293,330 Class A ordinary shares. Following these issuances, we had 27 shareholders of record.

On October 19, 2017, we changed our name from APTUS Holdings Limited to our current name, Aptorum Group Limited.

On March 23, 2018, Jurchen transferred 44,615 Class A ordinary shares and 401,537 Class B ordinary shares to CGY Investments Limited, a company incorporated in Hong Kong and which we deem Mr. Darren Lui jointly controls and/or of which he has substantial influence on the disposition rights and voting rights of such shares. Following this transfer, Jurchen owns approximately 33% and 72% of Aptorum Class A ordinary shares and Class B ordinary shares, respectively.

On December 17, 2018, the Company consummated its IPO of 76,142 Class A ordinary shares. The shares were sold at a price of $158 per share, generating gross proceeds to the Company of approximately $12,030,420.

On May 26, 2021, the Company entered into a private placement shares purchase agreement with Jurchen, issuing 138,793 Class A ordinary shares, par value $10 per share, at $28.82 per share, representing a 10% premium to the last closing price of the Company’s Class A ordinary shares on the NASDAQ stock exchange on that date. The Company received aggregate gross proceeds of $4,000,000 from the purchase of these shares. Following the purchase, Mr. Huen’s total shareholding represented 55.52% of the total issued share capital of the Company.

On January 23, 2023, the Company effectuated a ten-for-one share consolidation of its authorized share capital, such that every 10 Class A ordinary shares, par value of US$1.00 per share, in the authorized share capital of the Company (including issued and unissued share capital) were consolidated into 1 Class A ordinary share, par value of US$10.00 per share, and that every 10 Class B ordinary shares, par value of US$1.00 per share in the authorized share capital of the Company (including issued and unissued share capital) were consolidated into 1 Class B ordinary share, par value of US$10.00 per share (the “Share Consolidation” or “Reverse Split”).

On February 21, 2023, the shareholders of the Company approved a merger of the Company with Aptorum Group Cayman Limited, a wholly owned subsidiary of the Company, whereby the Company was the surviving company, on the terms of the plan of merger that includes the change in par value in the authorized shares of the Company from $10 to $0.00001. In addition, among other things, the shareholders approved to increase the voting rights of the Class B ordinary shares from 10 votes per share to 100 votes per share, and to increase the number of Class A ordinary shares authorized to 9,999,996,000,000 shares, par value $0.00001 each. These corporate actions were effective as of February 21, 2023.

In June 2023, we entered into securities purchase agreements to sell $3,000,000 unsecured convertible notes to 4 investors (the “June 23 Notes”). All the June 23 Notes have been converted into an aggregate of 1,000,000 Class A ordinary shares, par value $0.00001 per share.

In September 2023, we entered into a securities purchase agreement to sell a $3,000,000 unsecured convertible note (“Sep 23 Note”) to Jurchen Investment Corporation, our largest shareholder. The Sep 23 Note is convertible into Aptorum Class A ordinary shares and have a maturity date that is 24 months from the issuance date, although upon such date the investor has the right to extend the term of the Note for twelve (12) months or more or such term subject to mutual consent. The Sep 23 Note has an interest rate of 6% per annum and a conversion price of $2.42 per share. The Sep 23 Note is secured by a first priority lien and security interest on certain shares that we own (“Collateral”). Upon our disposal of all or a portion of the Collateral, the investor has the right, to request that we prepay the then-remaining outstanding balance of the Sep 23 Note, in part or in full and we can make that payment in cash or in shares. On September 11, 2025, the parties agreed to extend the term of the Sep 2023 Note for an additional 12 months; the parties also agreed to amend the terms of the Sep 2023 Note such that Jurchen, at is sole discretion, shall be permitted to convert the Sep 2023 Note upon three days written notice.

On March 1, 2024, we entered into an Agreement and Plan of Merger with YOOV Group Holding Limited, a company organized under the laws of British Virgin Islands (“YOOV”), pursuant to which YOOV was to become one of our wholly owned subsidiaries. However, on October 25, 2024, the parties to the Agreement and Plan of Merger entered into a termination agreement (the “Termination Agreement”), pursuant to which the parties agreed to terminate the Agreement and Plan of Merger on the date thereof, and such agreement became null and void and of no further force or effect.

On April 8, 2024, CGY Investments Limited and DSF Investment Holdings Limited voluntarily converted 401,537 Class B ordinary shares and 45,305 Class B ordinary shares, respectively into Class A ordinary shares on a one-for-one basis. Upon conversion, 1,796,934 Class B ordinary shares were issued and outstanding, CGY Investments Limited owned 533,575 Class A ordinary shares and did not own any Class B ordinary share; and DSF Investment Holdings Limited owned 45,305 Class A ordinary shares and did not own any Class B ordinary share.

On January 2, 2025, the Company entered into a certain securities purchase agreement with certain non-affiliated institutional investors pursuant to which the Company sold 1,535,000 Class A ordinary shares of the Company, par value $0.00001 per share at a per share price of $2.00 in a registered direct offering, for gross proceeds of $3,070,000.

Over the past three years, we have invested approximately $0.2 million towards our principal capital expenditures, which include laboratory equipment, leasehold improvements, and other equipment.

The following diagram illustrates our corporate structure as of the date of this proxy statement/prospectus:

Note 1: Dr. Clark Cheng, a previous Executive Director of Aptorum Group, holds the remaining 10% shareholding of Aptorum Medical Limited.

Note 2: Angen Funds Limited, a company designated by an investor of ALS series projects, holds the remaining 20% shareholding of Acticule Life Sciences Limited.

Note 3: An investor of project VLS-2 holds the remaining 10% shareholding of mTor (Hong Kong) Limited.

Currently, we conduct the majority of our operations through the following subsidiaries: Aptorum Therapeutics Limited and Acticule Life Sciences Limited. All investments into our company are into the parent company, Aptorum Group Limited, a Cayman Islands exempted company with limited liability whose principal place of business is in Hong Kong; you may never hold direct equity interests in our subsidiaries or the VIEs.

In accordance with the provisions of Accounting Standards Codification (“ASC”) 810, Consolidation, we consolidate any VIE of which we are regarded as the primary beneficiary for accounting purposes. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. We have determined that we have one VIE, namely, Libra, according to the U.S. GAAP. In accordance with ASC 810, we have considered Libra’s memorandum and article of association, and determined that we do not have such power over Libra’s research and development activities, which activities most significantly impact Libra’s economic performance. Accordingly, we determined that we are not regarded as the primary beneficiary of Libra for accounting purposes. Libra did not have any operations during the year ended December 31, 2024.

Corporate Information

Our principal executive office is located at 17 Hanover Square, London W1S 1BN, United Kingdom. Our telephone number is +44 20 80929299.

Our website is www.aptorumgroup.com. The information on our website is not part of this prospectus.

We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

The Offering

Issuer	Aptorum Group Limited

Class A Ordinary Shares offered by us pursuant to this prospectus supplement	1,000,000 Class A Ordinary Shares of par value of $0.00001 each.

Concurrent private placement of Warrants	In a concurrent private placement, we are also selling to the investors warrants to purchase an aggregate of up to 2,000,000 of our Class A Ordinary Shares. The warrants are exercisable immediately as of the date of issuance at an exercise price of $2.00 per Class A Ordinary Share and expire twenty four months from the effective date of a registration statement registering for resale the Class A Ordinary Shares underlying the warrants. The warrants and the Class A Ordinary Shares issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus. The warrants and the Class A Ordinary Shares issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

Offering price	The purchase price of each Class A Ordinary Share is US$2.00.

Class A Ordinary Shares outstanding before this Offering	5,346,823

Class A Ordinary Shares outstanding immediately after this Offering	6,346,823

Listing	The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “APM.” The Class A Ordinary Shares are not listed on any other stock exchange or traded on any automated quotation system.

Use of proceeds	We estimate that we will receive net proceeds of approximately US$1,725,000 million and after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for general corporate purposes and working capital, as well as to fund expenses expected to be incurred in connection with the Merger and for general working capital of the two companies pending anticipated closing of the Merger.

See “Use of Proceeds” for more information.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-34 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

The number of Class A Ordinary Shares that will be outstanding immediately after this Offering is based upon:

●	5,346,823 Class A Ordinary Shares, and 1,796,934 Class B Ordinary Shares issued and outstanding as of the date of this prospectus supplement, and

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Warrants issuable pursuant to the concurrent private placement described elsewhere in this prospectus supplement.

*	The outstanding number of Class A Ordinary Shares do not include the shares issuable upon the following outstanding convertible securities:

●	294,224 Class A Ordinary Shares issuable to investors, Wainwright and the placement agent in the registered direct offering closed on February 28, 2020, upon exercise of the warrants issued on October 2, 2020;

●	54,054 Class A Ordinary Shares issuable to Jurchen Investment Corporation, the largest shareholder of the Company, upon exercise of warrants issued on February 28, 2020; and

●	1,301,033 Class A Ordinary Shares issuable to Jurchen Investment Corporation upon exercise of convertible bonds issued on September 11, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 30, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition, and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, we want to disclose the additional risk factors below.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our Class A Ordinary Shares to decline.

Existing shareholders will experience immediate and substantial dilution in the net tangible book value of their shares.

The price per Class A Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. An aggregate of 1,000,000 Class A Ordinary Shares are sold at a price of $2.00 per share are sold, for aggregate gross proceeds of $2.00, and after deducting commissions and estimated offering expenses payable by us, as a result of this offering, the existing shareholders will incur immediate dilution of $0.15 per Ordinary Share, representing the difference between the assumed offering price and our as adjusted net tangible book value as of June 30, 2025. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-36. To the extent outstanding stock options are exercised, there may be further dilution to new investors.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be lower than the price per share paid by investors in this offering.

A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Class A Ordinary Shares.

Sales of a substantial number of Class A Ordinary Shares in the public market following this offering could cause the market price of our Class A Ordinary Shares to decline. A substantial majority of the outstanding Class A Ordinary Shares are, and the Class A Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Securities analysts may not cover our ordinary shares, and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares, or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2025, which are incorporated by reference into this prospectus supplement; and

●	a pro forma basis to reflect (1) the issuance and sale of 1,000,000 Class A Ordinary Shares at the purchase price of US$2.00 per Class A Ordinary Shares, and (2) the concurrent private placement Warrants to purchase 2,000,000 Class A Ordinary Shares at the price of US$2.00 per Class A Ordinary Share, assuming no exercise of the Warrants and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 30, 2025

(All amounts in USD, except for share and per share data, unless otherwise noted)

	Actual	Pro forma As Adjusted
Cash and cash equivalents	$2,756,894	5,725,000

Short-term debts, including amount due to a related party	7,970	7,970
Long-term debt	-	-
Convertible notes and interest payable	3,328,500	3,328,500
Total indebtedness	$3,408,200	3,408,200

Shareholders’ equity:
Class A Ordinary Shares, 5,346,823 Class A ordinary shares outstanding on actual basis, 6,000,000 Class A ordinary shares outstanding on a pro forma as adjusted basis, 11,346,823 Class A ordinary shares outstanding on a pro forma as further adjusted basis	52	112
Class B Ordinary Shares	18	18
Additional Paid-in capital	96,174,010	101,898,950
Accumulated deficit	(72,871,308)	(72,871,308)
Accumulated other comprehensive loss	(169,160)	(169,160)
Total Shareholders’ Equity attributable to shareholders of Aptorum Group Limited	23,133,612	28,858,612
Deficit attributable to non-controlling interest	(9,364,968)	(9,364,968)
Total Shareholders’ Equity	13,655,638	19,380,638
Total capitalization	16,992,108	22,717,108

Notes:

(1)	Additional paid-in capital reflects the sale of Class A Ordinary Shares in this offering at a public offering price of $2.00 per share and the concurrent private placement warrants exercisable into Class A Ordinary Shares at the price of US$2.00 per Class A Ordinary Share, assuming no exercise of the warrants and after deducting the estimated offering expenses payable by us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,725,000 after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. Additionally, we will use net proceeds from this offering to fund expenses expected to be incurred in connection with the Merger and for general working capital of the two companies pending anticipated closing of the Merger.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest bearing, investment-grade securities.

DILUTION

Our net tangible book value on June 30, 2025, was approximately $23,133,612, or $3.24 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of ordinary shares outstanding.

After giving effect to the issuance and sale of 1,000,000 Class A Ordinary Shares at a price of US$2.00 per Class A Ordinary Share, and after deducting placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately US$24,858,612, or approximately US$3.05 per Ordinary Share. This represents an immediate decrease in net tangible book value of $0.15 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of $1.05 per Ordinary Share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed offering price per share			$2.00
Net tangible book value per share as of June 30, 2025	$3.24	$
Decrease in net tangible book value per share to existing investors after giving effect to this offering	$(0.19)
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering			$3.05
Dilution in net tangible book value per share to new investors in this offering			$(1.05)

The above discussion and table are based on 5,346,823 Class A Ordinary Shares and 1,796,934 Class B Ordinary Shares outstanding as of June 30, 2025, and exclude:

●	294,224 Class A Ordinary Shares issuable to investors, Wainwright and the placement agent in the registered direct offering closed on February 28, 2020, upon exercise of the warrants issued on October 2, 2020;

●	54,054 Class A Ordinary Shares issuable to Jurchen, the largest shareholder of the Company, upon exercise of warrants issued on February 28, 2020; and

●	1,301,033 Class A Ordinary Shares issuable to Jurchen upon exercise of convertible bonds issued on September 11, 2023.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our share incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering 1,000,000 Class A Ordinary Shares for an aggregate value of $2,000,000 pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” beginning on page 7 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION OF WARRANTS

Concurrently with the sale of Class A Ordinary Shares in this offering, we shall issue and sell to the investors in this offering warrants to purchase up to an aggregate of 2,000,000 Class A Ordinary Shares at an exercise price equal to $2.00 per Class A Ordinary Share and expiring twenty-four months from the effective date of a registration statement registering for resale the warrants.

If, at any time while the warrants are outstanding, subject to an exception, (i) we, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) we, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than fifty percent (50%) of the outstanding ordinary shares or more than 50% of the voting power of the ordinary equity of the Company, (iv) we, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than fifty percent (50%) of the outstanding ordinary shares or more than 50% of the voting power of the ordinary equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of the warrants, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of ordinary shares for which the warrants are exercisable immediately prior to such Fundamental Transaction. In addition, in the event of a Fundamental Transaction which is approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrant for cash in the amount of the Black-Scholes Value (as defined in the warrant) of the unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction. In the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrant for the consideration paid in the Fundamental Transaction in the amount of the Black-Scholes Value of the unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

If, at any time while the warrants are outstanding, we (i) pay a stock dividend or otherwise make a distribution or distributions on our ordinary shares or any other equity or equity equivalent securities payable in ordinary shares, (ii) subdivide our outstanding ordinary shares into a larger number of shares, (iii) combine our outstanding ordinary shares into a smaller number of shares or (iv) issue by reclassification of our ordinary shares any of our capital stock, then in each case the exercise price of the warrant shall be multiplied by a fraction of which the numerator shall be the number of shares of ordinary shares outstanding immediately before such event and of which the denominator shall be the number of ordinary shares outstanding immediately after such event, and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted such that the aggregate exercise price of the warrants shall remain unchanged.

The warrants and the Class A Ordinary Shares issuable upon exercise of the warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the warrants and sell the underlying ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

PLAN OF DISTRIBUTION

H.C. Wainwright & Co., LLC has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the engagement letter, dated July 16, 2025. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities but has agreed to use its best efforts to arrange for the sale of our securities. Therefore, we may not sell all of securities being offered. The Placement Agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with the institutional investors who have agreed to purchase securities in this offering. We will only sell securities in this offering to investors who have entered into securities purchase agreements. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The factors considered in determining the price of the Class A Ordinary Shares included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 14, 2025, subject to customary closing conditions.

Fees and Expenses

The table below reflects the total offering proceeds, before deducting the estimated offering expenses.

	Per Class A Ordinary Share		Total
Offering price	US$	2.00	US$	2,000,000
Placement Agent’s Fees	US$	0.14	US$	140,000
Proceeds to us (before expenses)	US$	1.86	US$	1,860,000

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We will also pay the Placement Agent in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $5,000 for non-accountable expenses, $50,000 for expenses of legal counsel and other out-of-pocket expenses and $10,000 for clearing fees. After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$1,725,000.

Placement Agent Warrants

We have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to 60,000 Class A Ordinary Shares, which represents 6.0% of the aggregate number of Class A Ordinary Shares purchased in this offering. The Placement Agent Warrants will have an exercise price equal to $2.50 per share, or 125% of the offering price per ordinary share, and will expire on the earlier of (i) twenty-four months from the effective date of a registration statement registering for resale the warrants and (ii) five years from the commencement of the sales pursuant to this offering.

Lock-up Agreements

The Company agreed pursuant to the Securities Purchase Agreement that, subject to certain exceptions, for 30 calendar days following the closing of the Offering (the “Standstill Period”), it would not (i) issue, or enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares, or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares (the “Ordinary Share Equivalents”), or (ii) file any registration statement or amendment or supplement thereto. In addition, for one year following the closing of the Offering, subject to an exception, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Class A Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

Each of our officers and directors have agreed with the Company to be subject to a lock-up period of 30 days following the closing of the offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares, subject to customary exceptions.

Right of First Refusal

For a period of twelve (12) months from the closing of this offering, the Company, has granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any debt financing or refinancing and all public or private equity, equity-linked or debt offerings or acquisition or disposition by the Company or any successor to or any subsidiary of the Company ..

Tail

We have also agreed to pay the Placement Agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the Placement Agent provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement with the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities. In addition, we agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under the Securities Purchase Agreement with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services. The Placement Agent acted as our exclusive sales agent in connection with our at the market offering agreement, for which it received compensation. On July 7, 2025, after the consideration, review, and approval of the Chief Executive Officer of DiamiR, DiamiR entered into a financial advisory agreement with Wainwright, with Wainwright to act as exclusive financial advisor to DiamiR in connection with the Merger. As compensation for its services, upon the consummation of the Merger, Wainwright will receive common stock purchase warrants to purchase up to a number of shares of common stock of the Combined Company equal to $500,000 divided by the closing price of the Combined Company’s common stock on the date of consummation of the Merger, which warrants shall have an exercise price of $0.01 per share and a term of exercise of five years. In the event that DiamiR (or the Combined Company) consummates one or more financing transactions, with gross proceeds of at least $4,000,000 following the execution of the Merger Agreement through and including the consummation of the Merger and within 90 days thereafter, Wainwright shall receive a cash fee of $250,000, which cash fee shall be paid in lieu of a number of warrants equal to $250,000 as described in the immediately preceding sentence (and, if previously issued, a number of warrants equal to $250,000 shall be cancelled). In addition, Wainwright shall receive reimbursement of reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Wainwright in connection with financial advisory agreement. Dr. Kira Sheinerman, the co-founder of DiamiR, is currently a managing director of Wainwright and upon consummation of the Merger shall be appointed to the Combined Company’s board of directors.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “APM.”

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be passed upon for us by Campbells. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to H.C. Wainwright & Co., LLC in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal years ended December 31, 2024 and 2023 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on July 22, 2025, September 10, 2025, October 3, 2025, and October 8, 2025; and

●	the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2018, including any amendments and reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 17 Hanover Square, London W1S 1BN, United Kingdom, Attention: Martin Siu, Head of Finance, +44 020 80929299. Additionally, copies of the documents incorporated herein by reference may be accessed at our website at www.aptorumgroup.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Class A Ordinary Shares.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.aptorumgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantial portion of our assets are located outside the United States. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States, the United Kingdom or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties, or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and the United Kingdom and/or Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the United Kingdom or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS APTORUM GROUP LIMITED

$125,000,000

Class A Ordinary Shares, Preferred Shares,

Warrants, Units and Debt Securities

540,540 Class A Ordinary Shares underlying Warrants

We may, from time to time in one or more offerings, offer and sell up to $125,000,000 in the aggregate of Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

In this F-3, we are also registering for resale our Class A Ordinary Shares underlying 540,540 selling shareholder warrants identified below (the “Resale Shares”). On January 6, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process (the “Shelf F3”) relating to the securities described in the prospectus supplement dated February 25, 2020 (the “Warrant Supplement”) and the prospectus supplement dated March 26, 2021 (the “At the Market Supplement,” together with the Warrant Supplement, the “Prospectus Supplements”), which registration statement was declared effective on January 15, 2020 (the “2020 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $100 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. Following the sales made pursuant to the Prospectus Supplements, we may sell up to approximately $125,000,000 worth of Class A Ordinary Shares in this offering.

The 2020 F-3 expires on January 15, 2023 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

This prospectus also relates to the resale, by the selling shareholders identified in this prospectus, of up to 540,540 Class A Ordinary Shares underlying outstanding warrants (the “Selling Shareholder Warrants”) that remain outstanding from the Warrant Supplement. The selling shareholders are identified in the table commencing on page 27. We will not receive any proceeds from the exercise of the Selling Shareholder Warrants. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Class A Ordinary Shares, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as or by a combination of such methods of sale. See “Selling Shareholders Plan of Distribution”.

Our Class A Ordinary Shares are listed on the Nasdaq Global Market under the symbol “APM.” On December 14, 2022, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Global Market was $0.52 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $125,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Aptorum,” “we,” “us,” “our,” “the Company” or similar words refer to Aptorum Group Limited, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	“505(b)(2) Application” refers to an application for which one or more of the investigations relied upon by the applicant for approval “were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted” (21 U.S.C. 355(b)(2)).

●	“A*STAR” refers to Agency for Science, Technology and Research

●	“Acticule” refers to Acticule Life Sciences Limited, an 80% owned subsidiary of Aptorum Group.

●	“Aeneas Group” refers to Aeneas Limited and its subsidiaries. Aeneas Limited is 76.8% owned by Jurchen Investment Corporation. Because Mr. Huen, a director holds 100% equity interest in Jurchen Investment Corporation, we refer Aeneas Group as a fellow subsidiary of Aptorum Group.

●	“AGP” refers to A.G.P./Alliance Global Partners, the placement agent for the February 2020 Offering (as defined below).

●	“AML” refers to Aptorum Medical Limited, a 91% owned subsidiary of Aptorum Group, as of the date of this report.

●	“AML Clinic” refers to an outpatient medical clinic operated by AML under the name of Talem Medical.

●	“Aptorum Group” and “Group” refer to Aptorum Group Limited, all of its subsidiaries, and VIEs to which we are a primary beneficiary.

●	“Aptorum Non-Therapeutics Group” refers to the Company’s non-therapeutics segment that encompasses: diagnostics projects including the novel molecular-based rapid pathogen identification and detection diagnostics (“RPIDD”) technology, natural supplement products including NativusWell®, and the AML Clinic.

●	“Aptorum Therapeutics Group” refers to the Company’s therapeutics segment that is operated through its wholly-owned subsidiary, Aptorum Therapeutics Limited, a Cayman Islands exempted company with limited liability, whose principal place of business is in Hong Kong and its indirect subsidiary companies, whose principal places of business are in the United Kingdom, Singapore and Hong Kong.

●	“At The Market Offering” or “ATM Offering” refers to the offering and sale of the Company’s Class A Ordinary Shares, offered pursuant to the prospectus supplement and the accompanying prospectus to the registration statement on Form F-3 (File No. 333-235819), in which H.C. Wainwright & Co., LLC (“Wainwright”), acted as the Company’s sales agent in accordance with certain at the market offering agreement (the “Sales Agreement”), dated as of March 26, 2021, by and between the Company and Wainwright.

●	“Bond” refers to the $15,000,000 convertible bond the Company originally issued to Peace Range Limited in the Bond Offering, but which has since been repurchased by one of the Company’s wholly owned subsidiaries, Aptorum Investment Holding Limited, pursuant to that certain Bond Repurchase Agreement dated April 24, 2019 between the Company, Peace Range Limited and Aptorum Investment Holding Limited, and which has matured and been redeemed on October 25, 2019.

●	“Bond Offering” refers to the Company’s private offering of the Bond that closed on April 25, 2018.

●	“cGCP” refers to Current Good Clinical Practice as adopted by the applicable regulatory authority.

●	“cGLP” refers to Current Good Laboratory Practice as adopted by the applicable regulatory authority.

●	“cGMP” refers to Current Good Manufacturing Practice as adopted by the applicable regulatory authority.

●	“Class A Ordinary Shares” refers to the Company’s Class A Ordinary Shares, par value $1.00 per share.

●	“Class B Ordinary Shares” refers to the Company’s Class B Ordinary Shares, par value $1.00 per share.

●	“CMC” refers to chemical, manufacturing and control.

●	“Company,” “we,” and “us” refer to Aptorum Group Limited, a Cayman Islands exempted company with limited liability whose principal place of business is in Hong Kong.

●	“Covar” refers to Covar Pharmaceuticals Incorporated, a contract research organization engaged by the Company.

●	“CROs” refers to contract research organizations.

●	“CTA” refers to Clinical Trial Application.

●	“EEA” refers to the European Economic Area.

●	“EMA” refers to the European Medicines Agency.

●	“EMEA” refers to Europe, the Middle East and Africa.

●	“EPO” refers to the European Patent Organization or the European Patent Office operated by it.

●	“European Patent” refers to patents issuable by the EPO.

●	“EU” refers to the European Union.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“FDA” refers to U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Federal Food, Drug and Cosmetic Act.

●	“February 2020 Offering” refers to the offer of Class A Ordinary Shares and warrants, including the Selling Shareholder Warrants, to purchase shares of Class A Ordinary Shares at an initial exercise price of $7.40 per share, pursuant to the offering we conducted in February 2020 pursuant to the prospectus supplement dated February 25, 2020 to the registration statement on Form F-3 (File No. 333-235819) that was declared effective on January 15, 2020.

●	“Fiscal year” refers to the period from January 31 of each calendar year to December 31 of the following calendar year.

●	“HKD” refers to Hong Kong Dollars.

●	“Hong Kong” or “H.K.” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Hong Kong Doctors” refers to the doctors in Hong Kong under the employment of AML Clinic.

●	“IND” refers to Investigational New Drugs.

●	“IP” refers to intellectual property.

●	“IPO” or “Offering” means the initial public offering by the Company of 761,419 Class A Ordinary Shares consummated on December 17, 2018.

●	“Jurchen” refers to Jurchen Investment Corporation, a company wholly-owned by our former CEO and current director, Ian Huen, and a holding company of Aptorum Group.

●	“Lead Projects” refers to ALS-4, SACT-1 and RPIDD.

●	“Libra” refers to Libra Sciences Limited, a variable interest entity in which we hold 97.27% economic interest and 31.51% voting power. We are not the primary beneficiary of Libra.

●	“Major Patent Jurisdictions” refers to the United States, member states of the European Patent Organization and the People’s Republic of China.

●	“Mios” refers to Mios Pharmaceuticals Limited, a variable interest entity in which we hold 97.93% economic interest and 36.17% voting power. We are the primary beneficiary of Mios.

●	“Nativus” refers to Nativus Life Sciences Limited, a wholly-owned subsidiary of Aptorum Group.

●	“NMPA” refers to China’s National Medical Products Administration and its predecessor, the China Food and Drug Administration.

●	“NDA” refers to a New Drug Application issued by the FDA.

●	“Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares collectively.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Registered Direct Offering” means the registered direct offering by the Company of 1,351,350 Class A Ordinary Shares and warrants to purchase up to 1,351,350 Class A Ordinary Share consummated on February 28, 2020.

●	“Resale Shares” refers to the Class A Ordinary Shares underlying the Selling Shareholder Warrants, as such term is herein after defined.

v

●	“Restructure” refers to the Company’s change from an investment fund with management shares and non-voting participating redeemable preference shares to a holding company with operating subsidiaries, effective as of March 1, 2017.

●	“Registration Statement” refers to the Company’s Registration Statement on Form F-1 (File No. 333-227198) for the sale of up to 3,493,969 Class A Ordinary Shares (including Class A Ordinary Shares underlying certain warrants and a bond, as fully described therein) which initially filed on September 5, 2018 and became effective on December 3, 2018.

●	“R&D” refers to research and development.

●	“R&D Center” refers to an in-house pharmaceutical development center located in Hong Kong Science and Technology Park.

●	“Securities Exchange Commission,” “SEC,” “Commission” or similar terms refer to the Securities Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Scipio” refers to Scipio Life Sciences Limited, a variable interest entity in which we hold 97.93% economic interest and 35.06% voting power. We are the primary beneficiary of Scipio.

●	“Securities Act” refers to the Securities Act of 1933.

●	“Selling Shareholder Warrants” refer to the 540,540 remaining warrants to purchase shares of Class A Ordinary Shares at an adjusted exercise price of $0 per share, issued to the selling shareholder noted herein, pursuant to the offering we conducted in February 2020 pursuant to the prospectus supplement dated February 25, 2020 to the registration statement on Form F-3 (File No. 333-235819) that was declared effective on January 15, 2020. The warrants are exercisable immediately as of the date of issuance and expire seven years from the date of issuance. There will be no trading market for the warrants.

●	“Series A Notes” refers to Series A convertible notes, at a purchase price of $10,000 per note, sold in the Series A Note Offering.

●	“Series A Note Investors” refers to the investors who purchased Series A Notes.

●	“Series A Note Offering” refers to the private offering of Series A Notes, pursuant to Regulation S or Regulation D, as promulgated under the Securities Act that closed on May 15, 2018.

●	“UK” refers to the United Kingdom.

●	“United States,” “U.S.” and “US” refer to the United States of America.

●	“Videns” refers to Videns Incorporation Limited, a wholly-owned subsidiary of Aptorum Group.

●	“VIE” refers to a variable interest entity.

●	“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States.

●	“Resale Warrants” refers to the Selling Shareholder Warrants.

●	“Warrant Supplement” refers the prospectus supplement dated February 25, 2020

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

We are a clinical stage biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutic assets to treat diseases with unmet medical needs, particularly in oncology (including orphan oncology indications) and infectious diseases. The pipeline of Aptorum is also enriched through (i) the establishment of drug discovery platforms that enable the discovery of new therapeutics assets through, e.g. systematic screening of existing approved drug molecules, and microbiome-based research platform for treatments of metabolic diseases; and (ii) the co-development of a novel molecular-based rapid pathogen identification and detection diagnostics technology with Accelerate Technologies Pte Ltd, commercialization arm of the Singapore’s Agency for Science, Technology and Research.

In addition to the above main focus, we are also pursuing therapeutic projects in neurology, gastroenterology, metabolic disorders, women’s health and other disease areas. We also have projects focused on natural supplements for women undergoing menopause and experiencing related symptoms. We also opened a medical clinic, AML Clinic, in June 2018.

Our goal is to develop a broad range of novel and repurposed therapeutics and diagnostics technology across a wide range of disease/therapeutic areas. Key components of our strategy for achieving this goal include: (for details of our strategy, See “Our Strategy”)

●	Developing therapeutic and diagnostic innovations across a wide range of disease/therapeutic areas;

●	Selectively expanding our portfolio with potential products that may be able to attain orphan drug designation and/or satisfy current unmet medical needs;

●	Collaborating with leading academic institutions and CROs;

●	Expanding our in-house pharmaceutical development center;

●	Leveraging our management’s expertise, experience and commercial networks;

●	Obtaining and leveraging government grants to fund project development.

We have devoted a substantial portion of the proceeds from our offerings to our Lead Projects. Our Lead Projects are ALS-4, SACT-1 and RPIDD. In January 2022, we announced that we completed Phase 1 clinical trial for ALS-4 and Phase 1 clinical trial for assessing relative bioavailability and food effect of SACT-1. No serious adverse events were observed and there were no relevant clinical changes in respect of vital signs. We expect to be able to submit IND application to the US FDA in 2022 seeking to (i) initiate a Phase 2 clinical study to assess the efficacy of ALS-4 in patients and (ii) initiate our planned Phase 1b/2a trial for SACT-1, subject to regulatory review. We also commenced clinical validation of our molecular based RPIDD and will continue to undergo validations during 2023, in parallel with its pre-commercialization process in 2023-2024.

Aptorum was incorporated under the laws of the Cayman Islands on September 13, 2010. Our current business consists of “therapeutics” and “non-therapeutics” segments, all of which we operate through our subsidiaries.

We refer to our therapeutics segment as Aptorum Therapeutics Group, which is operated through Aptorum’s wholly-owned subsidiary, Aptorum Therapeutics Limited, a Cayman Islands exempted company with limited liability, whose principal place of business is in Hong Kong and whose subsidiaries (who we sometimes refer to herein as project companies) are based in the United Kingdom, Singapore and Hong Kong.

We refer to our non-therapeutics segment as Aptorum Non-Therapeutics Group. The Non-Therapeutics Group consists of: (i) diagnostics projects including a novel molecular based rapid pathogen identification and detection diagnostics (“RPIDD”) technology, (ii) natural supplements including NativusWell®, and (iii) AML Clinic. RPIDD technology is currently under co-development with A*STAR. The sale of natural supplements is operated through Nativus Life Sciences Limited (“Nativus”), a subsidiary of Aptorum Therapeutics Limited incorporated in the Cayman Islands. The Group’s outpatient clinic is operated through our subsidiary, Aptorum Medical Limited, which is a Hong Kong based company incorporated in the Cayman Islands with an office in Central, Hong Kong.

On September 25, 2020, Aptorum, via its subsidiaries, enters into a series of transactions with Accelerate Technologies Pte. Ltd.’s (“Accelerate Technologies”), the commercialization arm of the Singapore Agency for Science, Technology and Research (“A*STAR”), in relation to the research and development of novel molecular-based rapid pathogen identification and detection diagnostics (“RPIDD”) technology through its subsidiaries. Specifically, Aptorum Innovations Holding Pte. Limited, one of the Company’s subsidiaries, entered into an Exclusive Licence Agreement with Accelerate Technologies to co-develop the RPIDD technology. The term of the Exclusive Licence Agreement is described in Exhibit 4.62 on Form 20-F filed with the SEC on April 19, 2021. Furthermore, Accelerate Technologies, the inventors of the RPIDD technologies in A*STAR (“Founding Scientists”), Aptorum Innovations Holding Pte. Limited, and Aptorum Innovations Holding Limited (“AIHL”), a wholly owned subsidiary of the Company, entered into a Share Subscription & Shareholders Agreement on the same day to subscribe ordinary shares of Aptorum Innovations Holding Pte. Limited. The shares are subscribed and issued in two tranches, the first tranche has taken place at closing of the Share Subscription & Shareholders Agreement, while the second tranche will take place after the certain first milestone is met. The total number of shares subscribed by the shareholders under the Share Subscription & Shareholders Agreement is around 2.7 million. After the two tranches of subscription, Aptorum, Accelerate Technologies and the Founding Scientists are expected to control 71.23%, 14.25% and 9.53% of the share of Aptorum Innovations Holding Pte. Limited respectively, with 4.99% of the shares reserved for its employee share plan.

Currently, we conduct the majority of our operations through the following subsidiaries: Aptorum Therapeutics Limited, Nativus Life Sciences Limited, Aptorum Medical Limited and Aptorum Innovations Holding Pte. Limited. All investments into our company are into the parent company, Aptorum Group Limited; you may never hold direct equity interests in our subsidiaries or VIEs.

Prior to March 2017, the Company had pursued passive healthcare related investments in early stage companies primarily in the United States. However, we have since ceased pursuing further passive investment operations and intend to exit all such portfolio investments over an appropriate timeframe to focus resources on our current business.

On December 30, 2020, Aptorum Innovations Holding Limited, or AIHL, one of the Company’s wholly-owned subsidiaries, entered into an Evaluation Agreement with Illumina Inc (“Illumina”). Pursuant to the agreement, AIHL will evaluate the data and performance of Illumina’s sequencing technology based on the workflow of AIHL’s molecular rapid pathogen identification and detection diagnostics technology (“RPIDD”), at AIHL’s Singapore based evaluation site.

Corporate Information

Our principal executive office is located at 17 Hanover Square, London W1S 1BN, United Kingdom. Our telephone number is +44 20 80929299.

Our website is www.aptorumgroup.com. The information on our website is not part of this prospectus.

We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

ABOUT THE SECONDARY OFFERING

The secondary offering of this prospectus relates to the offer and resale by the Selling Shareholders of an aggregate of 540,540 Class A Ordinary Shares, all of which are issuable upon the exercise of 540,540 Selling Shareholder Warrants. All of the Class A Ordinary Shares underlying the Resale Warrants, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Class A Ordinary Shares from time to time at prevailing market prices or at privately negotiated prices.

Class A Ordinary Shares underlying Resale Warrants offered by the Selling Shareholders	540,540 Class A Ordinary Shares underlying the Selling Shareholder Warrants
Class A Ordinary Shares outstanding as of December 19, 2022	13,269,528 (1)
Use of Proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares underlying the Selling Shareholder Warrants.
Risk Factors	An investment in the Class A Ordinary Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

(1)	The number of shares of our Class A Ordinary Shares outstanding prior to and that will be outstanding after this offering excludes all Warrants outstanding or issuable in connection with this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F filed on April 29, 2022, as supplemented or amended and as may be updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, we want to disclose the additional risk factors noted below.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares on NASDAQ or other stock markets, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. An aggregate of 13,269,528 Class A Ordinary Shares are outstanding as of the date of this prospectus. We are including 540,540 resale shares in this prospectus. All of the Class A Ordinary Shares sold in our initial public offering are freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Resales of our Class A Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Class A Ordinary Shares to decline.

Sales of Resale Shares could result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Ordinary Shares.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

We will not receive any proceeds from the sale of the Class A Ordinary Shares represented by the selling shareholders.

Since the exercise price of the Selling Shareholder Warrants is $0.00, there will not be any proceeds from the cash exercise of such warrants.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

The following description of our Ordinary Shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A Ordinary Shares that we may offer under this prospectus, as well as the material terms and provisions of our Class B Ordinary Shares although we are not offering any such shares under this prospectus. While the terms we have summarized below will apply generally to any future Class A Ordinary Shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Ordinary Shares, please refer to our Second Amended and Restated Memorandum and Articles of Association, which is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Cayman Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Second Amended and Restated Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Second Amended and Restated Memorandum and Articles of Association, see “Where You Can Find More Information.”

As of the date hereof, the authorized share capital of the Company is $100,000,000, consisting of 60,000,000 Class A Ordinary Shares, par value $1.00 each and 40,000,000 Class B Ordinary Shares, par value $1.00 each. As of the date hereof, 13,269,528 Class A Ordinary Shares and 22,437,754 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of Second Amended and Restated Memorandum and Articles, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to ten votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the Second Amended and Restated Memorandum and Articles, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Law and to our Memorandum and Articles.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to ten votes, and each Class A Ordinary Share is entitled to one vote, voting together as one class. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded by the chairman or persons holding certain amounts of shares as set forth in the Memorandum and Articles. Actions that may be taken at a general meeting also may be taken by a unanimous resolution of the shareholders in writing.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy, one of whom shall be the holder of the majority of the shares in the Company, shall be a quorum provided always that if the Company has one member of record the quorum shall be that one member present in person or by proxy. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

A special resolution of members is required to change the name of the Company, approve a merger, wind up the Company, amend the Memorandum and Articles and reduce the share capital.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of at least two thirds of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of at least two-thirds of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Law or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Law. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our Memorandum and Articles authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the Memorandum and Articles relating to variations to rights of shares.

Preferred Shares

As all the current authorized share capital is designated as Class A Ordinary Share or Class B Ordinary Share only, shareholders’ resolution will be needed to amend the authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. However, our Memorandum and Articles provide that we shall hold a general meeting in each year as our annual general meeting other than the year in which the Memorandum and Articles were adopted at such time and place as determined by the directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Law, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Law);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there are 3,482,715 outstanding warrants to purchase Class A Ordinary Shares.

Description of Selling Shareholders Warrants

The initial exercise price of the Selling Shareholder Warrants was $7.40 per share. However, on August 27, 2020, the Company entered into certain warrant exchange agreements (the “Purchaser Exchange Agreements”) with two of the non-affiliated warrant holders to purchase Class A Ordinary Shares of the Company (the “Purchaser Warrant Exchange”). Since not all of the purchasers of the Warrant Offering participated in the Purchaser Warrant Exchange, the exercise prices of their respective warrants, including the Selling Shareholder Warrants was reduced to a nominal amount pursuant to the anti-dilution provisions in such warrants.

The Selling Shareholder Warrants may be exercised for cash or, if there is no effective registration statement covering the resale of the Ordinary Shares issuable upon exercise of the Selling Shareholder Warrants, by cashless exercise.

A holder may not exercise any of the Selling Shareholder Warrants, and the Company may not issue Ordinary Shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99%, of the outstanding Ordinary Shares. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company. Such increase or decrease in each holder’s cap will apply only to that holder and its “attribution parties,” and not to any other holder than is not an “attribution party” of such holder.

The Selling Shareholder Warrants will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Selling Shareholder Warrants) unless the successor entity assumes all of the Company’s obligations under the Selling Shareholder Warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Selling Shareholder Warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Warrants), upon request of a holder of a Selling Shareholder Warrant, the Company or the Successor Entity (as defined in the Warrants), as the case may be, shall exchange a Selling Shareholder Warrant for consideration equal to the Black Scholes Value (as defined in the Selling Shareholder Warrants) of such portion of such Selling Shareholder Warrant subject to exchange in cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Class A Ordinary Shares or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with shareholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A Ordinary Shares, preferred shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly by us to purchasers, including through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us regarding any securities that may be sold pursuant to this prospectus or prospectus supplement. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than Class A Ordinary Shares will be a new issue and, other than our Class A Ordinary Shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our Class A Ordinary Shares, preferred shares and warrants, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

SELLING SHAREHOLDERS

We are registering for resale our Class A Ordinary Shares underlying the Selling Shareholder Warrants identified below. The shares underlying the Selling Shareholder Warrants were included in the Warrant Supplement. We are registering the shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 540,540 Selling Shareholder Warrants outstanding, which can be exercised for up to 540,540 Class A Ordinary Shares.

The following table sets forth:

●	the name of the Selling Shareholders;

●	the number of our Class A Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the shares under this prospectus;

●	the maximum number of our Class A Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

●	the number and percentage of our Class A Ordinary Shares beneficially owned by the Selling Shareholder after the Offering of the shares (assuming all of the offered shares are sold by the Selling Shareholder), is based on 13,269,528 Class A Ordinary Shares and 22,437,754 Class B Ordinary Shares outstanding as of the date hereof; these figures do not include the Class A Ordinary Shares underlying other outstanding warrants and assumes the Class B Ordinary Shares are converted.

None of the Selling Shareholders are a broker dealer or an affiliate of a broker dealer and none of the Selling Shareholders have any agreement or understanding to distribute any of the shares being registered herein.

The Selling Shareholders may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Shareholders will sell all of the shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Class A Ordinary Shares to be Sold(2)	Number of Class A Ordinary Shares Owned After Offering(3)	Percentage Ownership After Offering (4)
Jurchen Investment Corporation(5)	20,305,082	540,540	19,764,542	68.99%

(1)	For the purpose of this selling shareholder table only, the Offering refers to the resale of the Class A Ordinary Shares by each Selling Shareholder listed above. Unless otherwise noted, the Selling Shareholders became one of our shareholders pursuant to the private offering that we conducted through the prospectus supplement dated February 25, 2020 (the “Warrant Supplement”) to the registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process that was declared effective on January 15, 2020. The exercise price of the Selling Shareholder Warrants are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes. (See “Description of our Securities”).

(2)	This number represents all of the Resale Shares underlying the Selling Shareholder Warrants, all of which we agreed to register.

(3)	Since we do not have the ability to control how many, if any, of the shares the Selling Shareholder will sell, we have assumed that the Selling Shareholder will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and its percentage of ownership following the Offering.

(4)	All percentages have been rounded up to the nearest one hundredth of one percent.

(5)	Includes 3,703,073 Class A Ordinary Shares owned by Jurchen, warrants held by Jurchen to purchase 540,540 Class A Ordinary Shares, and 16,061,469 Class B Ordinary Shares owned by Jurchen. Jurchen Investment Corporation, is a company wholly-owned by Mr. Huen. Mr. Huen maintains sole voting control over the shares held by Jurchen, the principal office address of which is at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong.

Material Relationships with Selling Shareholders

We have had the following material relationships with the Selling Shareholder in the last three (3) years:

Jurchen Investment Corporation, the largest shareholder of Aptorum Group, which is wholly owned by Mr. Ian Huen, a current non-executive director and the Company’s former Chief Executive Officer and Chairman of the Board, (the “Affiliated Investor”) is the selling shareholder. The Selling Shareholder Warrants included herein were offered on the same terms as the offer to the unaffiliated investors of the same offering.

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares at prevailing market prices or privately negotiated prices.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholder also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers. Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Shareholder that it may not use shares registered on this registration statement to cover short sales of Resale Shares made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li to the extent governed by the laws of the State of New York, and by Campbells to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2021 have been audited by Marcum Asia CPAs LLP (formerly known as Marcum Bernstein & Pinchuk LLP), an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus. The interim financial statements for the six months ended June 30, 2022 are included in our Current Report on Form 6-K filed on September 30. 2022, which is incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 29, 2022;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on May 31, 2022; June 9, 2022; July 11, 2022; September 15, 2022; September 30, 2022; November 8, 2022; November 18, 2022; and December 9, 2022;

●	the Company’s Current Report on Form 6-K, filed with the SEC on February 26, 2020;

●	the Company’s Current Report on Form 6-K, filed with the SEC on August 27, 2020;

●	the Company’s Current Report on Form 6-K, filed with the SEC on October 2, 2020; and,

●	the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2018, including any amendments and reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 17 Hanover Square, London W1S 1BN, United Kingdom, Attention: Marianna Wong, General Manager, +44 20 80929299.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.aptorumgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

1,000,000 Class A Ordinary Shares

APTORUM GROUP LIMITED

H.C. Wainwright & Co.

October 10, 2025